UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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StoneX Group Inc.
(Name of Registrant as Specified in Its Charter)
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STONEX GROUP INC.

230 Park Avenue
10th Floor
New York, New York 10169

January 21, 2022
Dear Shareholders:
You are cordially invited to attend the annual meeting of shareholders of StoneX Group Inc. to be held at the Hyatt Regency Orlando, 9801 International Drive, Orlando, Florida on Friday, March 4, 2022 at 10:00 a.m. (Eastern Standard Time). At the meeting, shareholders will be asked to vote on the election of nine Directors; the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's 2022 fiscal year; an advisory vote on executive compensation; the approval of the proposed 2022 Omnibus Incentive Compensation Plan, and to transact such other business as may properly come before the meeting.
Again this year we are using the "Notice and Access" method of providing proxy materials to you via the Internet. This process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. On or about January 21, 2022, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2021 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2021 Annual Report.
The Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter provide detailed information concerning the matters to be considered at the meeting.
Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. Thank you for your continued support of StoneX Group Inc.
Sincerely,
John Radziwill
Chairman

Notice of Annual Meeting of Shareholders
Friday, March 4, 2022
10:00 a.m. Eastern Standard Time
TO THE SHAREHOLDERS OF STONEX GROUP INC.
The annual meeting of the shareholders of StoneX Group Inc., a Delaware corporation (the "Company" or “StoneX Group”), will be held on Friday, March 4, 2022, at 10:00 a.m. Eastern Standard Time, at the Hyatt Regency Orlando, 9801 International Drive, Orlando, Florida, for the following purposes:
1.To elect nine Directors;
2.To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2022 fiscal year;
3.To consider an advisory vote on executive compensation;
4.To approve the proposed 2022 Omnibus Incentive Compensation Plan; and
5.To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on January 10, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.
Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about January 21, 2022, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the Proxy Materials on a website referenced in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement, our 2021 Annual Report, and a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.
Even if you plan to attend the annual meeting, we request that you vote by one of the methods described in the proxy notification and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.
If you fail to vote, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.
January 21, 2022
New York, New York
By order of the Board of Directors,
SEAN M. O'CONNOR
Chief Executive Officer and President

STONEX GROUP INC.
PROXY STATEMENT
2022 Annual Meeting of Shareholders
GENERAL
    The proxy is solicited on behalf of the Board of Directors of StoneX Group Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on Friday, March 4, 2022, at 10:00 a.m. (Eastern Standard Time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Hyatt Regency Orlando at 9801 International Drive, Orlando, Florida. The Company intends to mail its Notice of Internet Availability of Proxy Materials and provide access to a website as referenced within its Notice of Internet Availability on or about January 21, 2022 to all shareholders entitled to vote at the annual meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the annual meeting take place?
    The annual meeting will be held on March 4, 2022 at 10:00 a.m. (Eastern Standard Time), at the Hyatt Regency Orlando at 9801 International Drive, Orlando, Florida.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
    The "Notice and Access" rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice") and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about January 21, 2022. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.
Can I vote my shares by filling out and returning the Notice?
    No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.
Why did I receive this proxy statement?
    You received this proxy statement because you held shares of the Company's common stock on January 10, 2022 (the "Record Date") and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.
What am I voting on?
    You are being asked to vote on four items:
1.The election of nine Directors (see page 8);
2.The ratification of the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the 2022 fiscal year (see page 34);
3.An advisory vote on executive compensation (see page 36); and
4.The approval of the proposed StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan (see page 36).

How do I vote?
Shareholders of Record
    If you are a shareholder of record, there are four ways to vote:
•By toll free telephone at 1-800-652-8683.
•By internet at www.envisionreports.com/SNEX
•If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or
•By voting at the meeting.
Street Name Holders
    Shares which are held in a brokerage account in the name of the broker are said to be held in "street name."
    If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.
    Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.
What is the deadline for voting via Internet or telephone?
    Internet and telephone voting is available through 11:59 p.m. (Eastern Standard Time) on Thursday, March 3, 2022 (the day before the annual meeting).
What are the voting recommendations of the Board of Directors?
    The Board of Directors recommends that you vote in the following manner:
1.FOR each of the persons nominated by the Board of Directors to serve as Directors;
2.FOR the ratification of the appointment of KPMG as independent registered public accounting firm for the 2022 fiscal year;
3.FOR the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement; and
4.FOR the approval of the proposed StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan.
    Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.
Will any other matters be voted on?
    We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize the Chairman and the Chief Executive Officer of the Company to vote on such matters in their discretion.
Who is entitled to vote at the meeting?
    Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.
How many votes do I have?
    You will have one vote for each share of the Company's common stock that you owned on the Record Date.
How many votes can be cast by all shareholders?
    The Company had 20,090,054 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?
    The holders of a majority of the Company's common stock outstanding on the Record Date must be present at the meeting in person or by proxy to fulfill the quorum requirement necessary to hold the meeting. This means at least 10,045,028 shares must be present in person or by proxy.
    If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote on non-routine matters in the absence of instructions. Only Proposal No. 2 is considered a routine matter and therefore, shares may be voted by brokers in their discretion.
    We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.
What vote is required to approve each proposal?
    For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.
    For the ratification of the appointment of KPMG (Proposal No. 2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.
    For the advisory vote on executive compensation (Proposal No. 3), the resolution will be approved if a majority of the shares represented in person or by proxy and entitled to vote at the meeting are cast in favor of the compensation. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.
For the approval of the proposed StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan (Proposal No. 4), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.
Can I change my vote?
    Yes. If you are stockholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote at that time. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
Who may attend the annual meeting?
    Any person who was a shareholder of the Company on January 10, 2022 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.
What happens if I sign and return the proxy card but do not indicate how to vote on an issue?
    If you return a signed proxy card without indicating your vote, your shares will be voted as follows:
•FOR each of the nominees for Director named in this proxy statement;
•FOR ratification of the appointment of KPMG as the independent registered public accounting firm for the Company for the 2022 fiscal year;
•FOR the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement;
•FOR the approval of the proposed StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan.

Who can help answer my questions?
    If you are a StoneX Group Inc. shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:
David A. Bolte
Corporate Secretary
1251 NW Briarcliff Parkway, Suite 800
Kansas City, Missouri 64116
(515) 223-3797
PROPOSAL 1 - ELECTION OF DIRECTORS
    The restated certificate of incorporation of the Company provides that the Company will have a Board of Directors consisting of nine members, and further provides that the number of Directors may be increased or decreased by resolution of the Board of Directors. Director Bruce W. Krehbiel has announced that he will retire from the Board immediately prior to the 2022 annual meeting of shareholders.
    The Nominating & Governance Committee of the Company has nominated and the Board of Directors has approved the nominations of nine persons to serve as Directors until the 2023 annual meeting, or until each Director's successor is elected and qualified, or until the death or resignation of a Director. Each of the nominees has agreed to serve if elected.
    The nominees are as follows:

Name of Nominee	Age	Director Since

Annabelle G. Bexiga	59	2020
Scott J. Branch	59	2002
Diane L. Cooper	62	2018
John M. Fowler	72	2005
Steven Kass	65	2018
Sean M. O'Connor	59	2002
Eric Parthemore	72	2009
John Radziwill	74	2002
Dr. Dhamu R. Thamodaran	66	2021

The background of each nominee for Director is as follows:
    Annabelle G. Bexiga was elected as a director of the Company on February 27, 2020. She served as Chief Information Officer (CIO) of Global Commercial Insurance at American International Group until 2017. After holding leadership positions at J.P. Morgan & Co. and Deutsche Bank, she served as CIO at JPMorgan Invest, Bain Capital, and the Teachers Insurance and Annuity Association. Ms. Bexiga currently sits on the supervisory board of DWS Group GmbH of Frankfurt, Germany, where she serves on the remuneration committee. Ms. Bexiga also serves on the Board of Directors of Triton International Limited.
    Ms. Bexiga brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance and technology. Her previous positions also afford her a wealth of knowledge across a range of U.S. and global financial services institutions, and provides valuable insight as the Company expands its global network of services.
Scott J. Branch was elected to the Board of Directors of the Company in December 2002. Mr. Branch was appointed the President of the Company in May 2013 and served in that capacity until his retirement as President on October 1, 2015. He retired from employment by the Company on December 31, 2016. Prior to May 2013 he served as Chief Operating Officer of the Company following the merger with FCStone Group Inc. ("FCStone") in October 2009. He also served as President of the Company from 2002 until October 2009. Mr. Branch was General Manager of Standard Bank London, Ltd. from 1995 until 2002. During this period, he also served in other capacities for Standard Bank, including management of its banking and securities activities in the Eastern Mediterranean Region and management of its forfaiting and syndications group.
    The Board believes that Mr. Branch's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. Branch made a significant equity investment in the

Company and since that time has been instrumental in guiding the Company's successful strategy and growth. In addition to his other skills and qualifications, Mr. Branch's previous service as President provides a valuable link between the management and operations of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy.
    Diane L. Cooper was elected as a director of the Company on September 7, 2018. She retired in 2016 after a 30 year career at General Electric, most recently serving as President and CEO of GE Capital’s Commercial Distribution Business from 2009 to 2016. Prior to that role, Ms. Cooper led the GE Capital Equipment Finance and Equipment Finance Services businesses, and served as President and CEO of Commercial Finance – Capital Solutions. Ms. Cooper also currently serves on the boards of the BMO Financial Corp. and Aqua Finance, Inc.
    Ms. Cooper brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, business development, mergers and acquisitions, employee leadership, and developing and strengthening customer relationships. Her previous positions also afford her a wealth of experience in the operation and management of a public company in the financial services sector.
    John M. Fowler was elected as a Director of the Company in 2005. Mr. Fowler, an attorney by training, has since 1998 been a private investor, financial consultant and adviser. From 1996 to 1998, Mr. Fowler was the Chief Financial Officer, Executive Vice President and Director of Moneygram Payment Systems, Inc. He also served as Chief Administrative Officer and Executive Vice President of then Travelers Group, Inc. (now Citigroup, Inc.) from 1986 to 1994. Mr. Fowler has served as General Counsel of the U.S. Department of Transportation, as a Director of Amtrak, as Chairman and Chief Executive Officer of Gulf Insurance Co., as a Director of Transatlantic Re (a reinsurance company), and as a Director of and Chairman of the Compensation Committee of Air Express International.
    Mr. Fowler brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting, legal and executive compensation. His previous positions also afford him a wealth of experience in the operation and management of a public company in the financial services sector, as well as substantial experience in regulatory affairs and governmental relations.
    Steven Kass was elected as a Director of the Company at the 2018 annual meeting of shareholders. Mr. Kass is presently a consultant to professional service firms with a focus on leadership, organizational culture, business strategy, human capital and corporate governance. He spent 33 years with the accounting firm Rothstein Kass before his retirement as Chief Executive Officer in June 2014. During his tenure as CEO, Rothstein Kass grew organically to become the 20th largest accounting firm in the United States. After the acquisition by KPMG in June 2014 of certain assets of Rothstein Kass, Mr. Kass served as senior partner and global lead of the alternative investment globalization effort at KPMG, retiring from KPMG in September 2016. Mr. Kass was Chairman of the Audit Committee and a member of the Board of Directors of Sun Bancorp, Inc. from 2012 to 2014, and was a member of the Board of Directors of AGN International from 1998 to 2014, serving as Global Chairman of the Board from 2001-2003. Mr. Kass also currently serves on the board and as Audit Committee Chairman of Peapack-Gladstone Bank.
    Mr. Kass brings to the Board, among other skills and qualifications, significant knowledge in the areas of finance, accounting, internal audit, risk management, corporate governance and Sarbanes-Oxley compliance. In addition, as CEO of Rothstein Kass during its sale to KPMG and subsequent integration, Mr. Kass is able to provide knowledge and insight into the successful integration of professional service organizations.
    Sean M. O'Connor joined the Company in October 2002 as Chief Executive Officer and was appointed as President in October 2015. In December 2002, he was elected to the Board of Directors. From 1994 until 2002, Mr. O'Connor was Chief Executive Officer of Standard New York Securities, a division of Standard Bank. From 1999 until 2002, Mr. O'Connor also served as Executive Director of Standard Bank London, Ltd., a United Kingdom bank and subsidiary of the Standard Bank of South Africa.
    The Board believes that Mr. O'Connor's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. O'Connor made a significant equity investment in the Company and since that time has led the Company and guided its successful strategy and growth. In addition to his other skills and qualifications, Mr. O'Connor's position as Chief Executive Officer and President serves as a valuable link between the management and vision of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business, strategy and opportunities.
    Eric Parthemore was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. He had previously served as a Director of FCStone since 1996, as Vice Chairman of FCStone since January 2007, and as a member of its Board's Executive Committee. He served as the Secretary and Treasurer of FCStone until January 2007. Mr. Parthemore recently retired as the President and Chief Executive Officer of Heritage Cooperative, Inc. in West Mansfield, Ohio. He held that position since September 2009 and had served in the same capacity with its predecessor company since

1996. Mr. Parthemore was appointed in January 2004 to serve on the Ohio Agricultural Commodity Advisory Commission by the Secretary of Agriculture in the State of Ohio and served on this Commission until 2015. From 2009 to September 2017 Mr. Parthemore served on the National Grain Car Council of the Surface Transportation Board, an agency of the US Department of Transportation.
    Mr. Parthemore brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of risk management similar to a significant portion of the Company's existing customer base, and services sought by that customer base. In addition, as the former CEO of a large grain and supply cooperative involved in multiple mergers with similar organizations, Mr. Parthemore is able to provide knowledge, guidance and insight into successfully integrating the operations of multiple organizations at a time when the Company is also in the process of integrating multiple organizations.
    John Radziwill was elected as a Director of the Company in 2002 and serves as Chairman of the Board. Mr. Radziwill is currently a Director of Oryx International Growth Fund Limited, Fifth Street Capital (BVI) and Netsurion LLC (formerly VendorSafe Technologies Inc.). In the past, he has also served as a Director of Goldcrown Group Limited, PingTone Communications, Inc., Baltimore Capital Plc, Lionheart Group, Inc., USA Micro Cap Value Co. Ltd, Acquisitor Plc and Acquisitor Holdings (Bermuda) Ltd. Mr. Radziwill is a member of the Bar of England and Wales.
Mr. Radziwill brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting, and institutional investing, in particular in the small capitalization sector. In 2002, Mr. Radziwill, together with Mr. O'Connor and Mr. Branch, made a significant equity investment in the Company and, as an independent Director of the Company, has been closely involved in its development and growth. In addition, his background and current positions afford him the ability to bring an international perspective to the Board. This insight is increasingly valuable as the Company continues to expand its international operations.
Dr. Dhamu R. Thamodaran was elected as a director of the Company on October 1, 2021. He retired as Executive Vice President, Chief Strategy Officer & Chief Commodity Hedging Officer from Smithfield Foods, Inc. in December 2020, having served in this role since 2016. Dr. Thamodaran joined Smithfield Foods in 1995 as Director of Price Risk Management, and had related industry experience with John Morrell Food Group and Farmland Foods, which later became part of the Smithfield Foods family. Dr. Thamodaran earned his PhD in Economics from Iowa State University and his Master of Science degree in Agricultural Economics & Statistics from the Indian Agricultural Research Institute in New Delhi, India.
    Dr. Thamodaran brings to the Board, among other skills and qualifications, significant risk management and strategy development experience and knowledge in the areas of global macroeconomics, global commodities research and analysis, agricultural markets, and the pork value chain. His risk management experience is similar to a significant portion of the Company's existing customer base, and he is familiar with the services sought by that customer base.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
    The Company's Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board of Directors provides advice and counsel to, and ultimately monitors the performance of, the Company's senior management.
    There are five standing committees of the Board of Directors - the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Risk Committee and the Technology and Operations Committee. Committee assignments are re-evaluated annually and approved during the Board meeting that follows the annual meeting of shareholders. The Board of Directors has adopted charters for all of its standing Committees. Copies of these charters can be found on the Company's website at www.stonex.com.
    During the fiscal year ended September 30, 2021, the Board of Directors held five meetings. Each Director attended at least 75% of the regular Board meetings and Board committee meetings of which he or she was a member in the fiscal year ended September 30, 2021.
    The Company has adopted a formal policy regarding attendance by members of the Board of Directors at the Company's annual meeting of shareholders and at scheduled meetings of the Board of Directors. This policy is as follows:

Attendance of Directors at Meetings
    The Board of Directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the Board may be held telephonically or virtually. Directors are expected to attend all Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.
    Directors are also expected to attend the annual meeting of shareholders. The Board believes that Director attendance at shareholder meetings is appropriate and can assist Directors in carrying out their duties. When Directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a Director from attending a meeting.
    All of the Company's Directors serving at the time participated in the 2021 annual meeting of the shareholders on February 25, 2021, conducted virtually via live webcast due to the global COVID-19 pandemic.
Audit Committee
    The Audit Committee meets at least quarterly with the Company's management and the independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent registered public accounting firm, assess the adequacy of the Company's staff, management performance and procedures in connection with financial controls and receive and consider the independent registered public accounting firm's comments on the Company's internal controls. The members of the Audit Committee during the 2021 fiscal year were: Steven Kass (Chairman), Diane Cooper, Scott Branch and Annabelle Bexiga (prior to her appointment as Chairman of the Technology and Operations Committee in May 2021). The Audit Committee met five times during the 2021 fiscal year.
    The Board has determined that at least one member of the Audit Committee who served during the Company's 2021 fiscal year, namely the Chairman of the Committee, Mr. Kass, was an "audit committee financial expert" within the meaning of Item 407(d)(5) of SEC Regulation S-K.
Compensation Committee
    The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company's executive officers and other key employees and performs such other functions regarding compensation as the Board may delegate. The members of the Compensation Committee during the 2021 fiscal year were: John M. Fowler (Chairman), Eric Parthemore, Bruce Krehbiel and Annabelle Bexiga. The Compensation Committee met four times during the 2021 fiscal year.
    The Compensation Committee administers the Company's stock option or other equity-based plans, including the review and grant of stock options or restricted stock to all eligible employees under the Company's existing plans, including a requirement that all restricted stock and options awards shall be subject to a minimum vesting period of three years, with one-third of the award vesting on each of the first, second and third anniversaries of the award, and subject to the provisions as specified with greater particularity in the Company's Restricted Stock Plan and the Company's Stock Option Plan as currently applicable.
    The Compensation Committee also administers the Company's stock option or other equity-based plans to ensure that there shall be no repricing of restricted stock or options once awarded, nor shall a buyout of underwater options be allowed.
Risk Committee
    The Risk Committee meets at least quarterly to oversee the Company's risk management processes. This includes working with management to determine and assess the Company's philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk under the direction of the Chief Risk Officer and the Risk department. Management and the Chief Risk Officer reports regularly to the Risk Committee on current and emerging risks and the Company's approach to avoiding and mitigating risk exposure. The Risk Committee reviews the Company's most significant risks and whether management, including the Risk department of the Company, is responding consistently within the Company's overall risk management and mitigation strategy. The members of the Risk Committee during the 2021 fiscal year were: Scott Branch (Chairman), Bruce Krehbiel and Diane Cooper. The Risk Committee met four times during the 2021 fiscal year.
Technology and Operations Committee
    The Technology and Operations Committee meets at least quarterly to oversee the Company's technology and operations strategy, significant investments in support of such strategy, and risks arising from technology and operations, including information security, fraud, vendor, data protection and privacy, business continuity and resilience and cybersecurity risks. This includes working with management to determine and assess the Company's philosophy and strategy towards technology and operations. Management is responsible for the day-to-day management of technology and operations under the direction of the Chief Operating Officer, Chief Information Officer, Chief Technology Officer and the IT department. Management and the COO, CIO and CTO report regularly to the Technology and Operations Committee on current and emerging strategies and trends and the Company's approach to technology and operations. The members of the Technology and Operations Committee during the 2021 fiscal year were: Annabelle Bexiga (Chairman), Diane Cooper and Steven Kass. The Technology and Operations Committee was formed in May 2021 and met one time during the 2021 fiscal year.
Nominating and Governance Committee
    The Nominating and Governance Committee reviews and evaluates the effectiveness of the Company's executive development and succession planning processes, and also provides active leadership and oversight of these processes. Additionally, the Nominating and Governance Committee evaluates and recommends nominees for membership on the Company's Board of Directors and its committees and develops and recommends to the Board a set of effective corporate governance policies and procedures.
    The members of the Nominating and Governance Committee during the 2021 fiscal year were: Eric Parthemore (Chairman), John M. Fowler and Steven Kass. The Committee met five times during the 2021 fiscal year.
    In September 2005, the Board of Directors adopted a formal policy concerning shareholder recommendations for candidates as nominees to the Board of Directors. The policy has been incorporated into the charter of the Nominating & Governance Committee which is posted on the Company's website. The policy is as follows:
    The Nominating and Governance Committee is charged with recommending to the entire board a slate of Director nominees for election at each annual meeting of the shareholders. Candidates for Director nominees are selected for their character, judgment and business experience.
    The Committee will consider recommendations from the Company's shareholders when establishing the slate of Director nominees to be submitted to the entire Board. Such recommendations will be evaluated by the Committee using the same process and criteria that are used for recommendations received from Directors and executive officers. The Committee will consider issues of diversity, experience, skills, familiarity with ethical and corporate governance issues which the Company faces in the current environment, and other relevant factors. The Committee will make these determinations in the context of the perceived needs of the Company at the time.
Procedures by which Shareholders may Recommend Nominees for Director
    For a shareholder to recommend a Director nominee to the Committee, the shareholder should send the recommendation to the Chairman of the Nominating and Governance Committee, c/o Corporate Secretary, StoneX Group Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. The recommendation should include (a) the name, address and telephone number of the potential nominee; (b) a statement regarding the potential nominee's background, experience, expertise and qualifications; (c) a signed statement from the potential nominee confirming his or her willingness and ability to serve as a Director and abide by the corporate governance policies of the Company (including its Code of Ethics) and his or her availability for a personal interview with the Committee; and (d) evidence establishing that the person making the recommendation is a shareholder of the Company.
    Recommendations which comply with the foregoing procedures and which are received by the Corporate Secretary before September 1 in any year will be forwarded to the Chairman of the Nominating and Governance Committee for review and consideration by the Committee for inclusion in the slate of Director nominees to be recommended to the entire Board for presentation at the annual meeting of shareholders in the following year. In evaluating Director nominees, the Nominating and Governance Committee considers the following factors:
•the appropriate size of the Company's Board of Directors;
•the needs of the Company with respect to the particular talents and experience of its Directors;
•the knowledge, skills and experience of nominees, including experience in commodities and securities markets, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•familiarity with national and international business matters;
•experience with accounting rules and practices; and
•the desire to balance the considerable benefit of continuity with the periodic injection of the fresh and diverse perspectives provided by new members.

    The Nominating and Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.
    Other than the foregoing, there are no stated minimum criteria for Director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Governance Committee also believes that it is appropriate for certain key members of the Company's management to serve as Directors.
    The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Governance Committee. Research may also be performed to identify qualified individuals.
    In consideration of the growth of the Company and the expanded international scope of the Company, the Company strives to increase the diversity on the Board of Directors.
Shareholder Communications with Non-Management Members of the Board
    The Company has adopted a formal process for shareholder communications with the independent members of the Board. The policy, which is available on the Company's website, www.stonex.com, is as follows:
    Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, StoneX Group Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116 or via e-mail to board@stonex.com.
    The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management Directors. Non-management Directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.
Board Leadership
    A substantial majority of the members of the Board of Directors are independent Directors (eight of nine of the Directors to be voted upon at the 2022 Annual Shareholders' Meeting). The five Board committees - Audit, Nominating and Governance, Compensation, Risk, and Technology and Operations - are comprised solely of and chaired by independent Directors; and at each regularly scheduled Board meeting, the non-management Directors meet in executive session without management Directors. The position of Chairman of the Board is separated from Chief Executive Officer, and the Chairman of the Board position is held by an independent Director. The Board believes that this structure is in the best interests of the Company and its stockholders, as it allows the Chief Executive Officer to focus on day-to-day business operations, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of review and oversight of management.
Board's Role of Risk Oversight
    The Risk Committee meets at least quarterly to oversee the Company's risk management processes. This includes working with management to determine and assess the Company's philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk under the direction of the Chief Risk Officer and the Risk department. Management and the Chief Risk Officer reports regularly to the Risk Committee on current and emerging risks and the Company's approach to avoiding and mitigating risk exposure. The Risk Committee reviews the Company's most significant risks and whether management, including the Risk department of the Company, is responding consistently within the Company's overall risk management and mitigation strategy.
    The Compensation Committee of the Board monitors the compensation programs of the Company, including reviewing the relationship between the Company's risk management policies and practices and compensation arrangements. Credit losses and trading losses are considered in the calculation of variable compensation of executives and Company revenue producers, and negative balances in one period are carried forward to succeeding periods in the calculation of bonuses for revenue producers. The Company periodically changes or adapts its compensation policies to address the specific risk profile of each business unit.
    The Audit Committee of the Board oversees the Internal Audit department of the Company, including that department's review of the business continuity, disaster recovery, data privacy and cybersecurity efforts of the Company and its subsidiaries.
    The Nominating and Governance Committee of the Board monitors the compliance programs of the Company and its subsidiaries, including periodic telephonic meetings with the chief compliance officers of the Company's primary operating segments and senior anti-money laundering officers.
The Technology and Operations Committee monitors the Company's information technology department and risks arising from technology and operations, including information security, fraud, vendor, data protection and privacy, business continuity and resilience and cybersecurity risks. This includes working with management to determine and assess the Company's philosophy and strategy towards technology and operations.
Board and Committee Evaluation
    The Nominating and Governance Committee annually reviews and evaluates the performance of the Board of Directors. The Committee surveys all Board members on multiple subject areas, and the survey results are used to evaluate the Board's contribution as a whole and its effectiveness with respect to particular subject areas. Particular attention is given to subject areas which the Committee or Board believes for any reason warrant further attention. The purpose of the review is to increase the effectiveness of the Board, and the results are reviewed with the full Board.
    In addition, each committee conducts an annual self-evaluation through the use of a survey completed by the members of each committee. The committee self-evaluations review whether and how well each committee has performed the responsibilities in its charter, whether there are sufficient meetings covering the necessary topics, whether the meeting materials are effective, and other matters. As with the Board evaluation, particular attention is given to subject areas which the particular committee or Board believes for any reason warrant further attention.
Director Education
    Continuing director education is provided in conjunction with regular Board meetings and focuses on topics necessary to enable the Board to effectively evaluate issues before the Board. The education takes the form of management and key staff presentations covering timely subjects and topics, along with in-depth reviews of key business units and geographic regions serviced by the Company and its subsidiaries.
Director Financial Interest in the Company
    The Nominating and Governance Committee Charter establishes the responsibility of the Committee to administer and monitor a policy that Directors and the Chief Executive Officer shall at all times have a financial interest in Company stock by owning vested Company stock at least equal in value to three times the most recent year's Director's cash compensation (excluding Board or committee chairman fees) or the Chief Executive Officer's base salary, within five years of being appointed to the Board or as Chief Executive Officer, with such three times level to be maintained after the five year phase-in period.
All of our directors, with the exception of two of our most recently elected directors, have met or exceeded our stock ownership guideline, in many instances by a significant amount. Mr. O'Connor's stock ownership vastly exceeds the target set for the Chief Executive Officer.
Hedging Policy
    The Company officers and directors are subject to the mandatory legal prohibition on selling short company shares. The Company also prohibits officers and directors from entering into transactions that would have the effect of causing those individuals to benefit from a decline in the price of the Company stock, such as the purchase of “put” options. While the Company prohibits such “hedging” transactions, it has not adopted a policy prohibiting its officers and directors from otherwise hedging or pledging their shares of Company stock as security for a loan.
Environmental, Social and Governance Matters

The Company recognizes that its business, and the manner in which it operates, creates impacts that reach beyond its client relationships and bottom line to affect its physical environment, society and the climate in which companies like it conduct business. In the Company's environmental, social and governance (ESG) approach, it strives to complement the positive impacts generated by its business philosophy and practices while minimizing or offsetting the possible negative impacts. In past years, the Company has let its approach to ESG arise organically from its corporate culture which has been cultivated by the Board of Directors and management team. This organic, culture-driven approach has produced a number of initiatives and best practices of which the Company is very proud. This year the Company is making a more concerted effort to share its efforts, beginning with a new section in its Annual Report that expresses the Company's core vision and efforts. The Company is also developing a new section for its website that will provide a more thorough review of its ESG initiatives.

NASDAQ BOARD DIVERSITY MATRIX

Board Diversity Matrix (As of December 31, 2021)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	1	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
BOARD MEMBER INDEPENDENCE
    The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating & Governance Committee and the Board. No Director is considered independent if he or she is an executive officer or employee of the Company or has a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.
    The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the Company's Directors, other than Sean O'Connor, is an independent Director within the meaning of Rule 5600 of the NASDAQ Stock Exchange ("NASDAQ Rule 5600"). Accordingly, all of the members of the Audit, Compensation, Risk, Nominating and Governance, and Technology and Operations Committees are independent within the meaning of NASDAQ Rule 5600.

EXECUTIVE COMPENSATION -
COMPENSATION DISCUSSION AND ANALYSIS
    This section contains a discussion of the Company's executive compensation program, including the objectives of the program, the policies underlying the program, the types of compensation provided by the program, and how the Company determined the compensation paid to each named executive officer.
Background
    The Company's Compensation Committee (the "Compensation Committee" or "Committee" throughout this section) has primary responsibility for the design and implementation of the Company's executive compensation program. The Committee directly determines the compensation for the Company's principal executive officers. The Committee receives recommendations from the Chief Executive Officer regarding the compensation of the Chief Financial Officer, certain executive officers of the Company and certain executive officers of major subsidiaries, and supervises and reviews the compensation for the Company's other executive officers. The salaries for those officers are currently determined by one or more of the Company's principal executive officers.

    The Compensation Committee has considered the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act in determining the Company's compensation policies and decisions. In this regard, at the Company's 2021 annual meeting, the shareholders voted on a non-binding resolution to approve the compensation awarded by the Company to the Company's named executive officers ("say-on-pay") as described in the Compensation Discussion & Analysis ("CD&A"), tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for the 2021 annual meeting. At the 2021 annual meeting, approximately 93.2% of the votes on the say-on-pay proposal were voted in favor of the proposal. Based upon these results, the Compensation Committee has concluded that the Company's shareholders generally support the principal elements of the compensation program adopted by the Compensation Committee. The Committee has relied in part on that conclusion in continuing the principal elements of the compensation program in 2021.
At the 2017 annual meeting, the shareholders voted on a non-binding resolution to determine whether the advisory shareholder vote on say-on-pay should occur every one, two or three years ("say-on-frequency"). Approximately 59% of the votes on the say-on-frequency proposal voted in favor of a vote every year. Based upon the results of the say-on-frequency vote, the Board has determined to hold the say-on-pay vote annually.
At the 2017 annual meeting, the shareholders also voted on the Company's 2017 Restricted Stock Plan. Approximately 93% of the votes on the Restricted Stock Plan proposal voted in favor of the Plan.
    For the 2021 fiscal year, the five named executive officers were Sean M. O'Connor, who served as the Chief Executive Officer and President of the Company, William J. Dunaway, who served as the Chief Financial Officer of the Company, Glenn Stevens, who served as Head of Retail and Foreign Exchange, Philip Smith, who served as Chief Executive Officer of StoneX Financial Ltd, and Diego Rotsztain, who served as Chief Governance and Legal Officer.
    The Company designed its executive compensation program to reflect its vital need to attract and retain executives with specific skills and experience in the various businesses operated by the Company. In this regard, the success of these businesses is directly dependent on the ability of the Company's executives to generate operating income with an appropriate level of risk. The Company competes with larger and better capitalized companies for individuals with the required skills and experience. As a result, the Company must have a compensation program that provides its executives with a competitive level of compensation relative to the compensation available from the Company's competitors.
    The Company also designed its executive compensation program to reward executives based on their contributions to the Company's success. The Compensation Committee believes that a compensation program which relies heavily on performance-based compensation will both maximize the efforts of the Company's executives and align the interests of executives with those of shareholders. This form of compensation also allows the Company to compete for talented individuals since it is common in the financial services industry.
Objectives of the Company's Executive Compensation Program
    The Company's executive compensation program is designed to meet three principal objectives:
•to provide competitive levels of compensation to attract and retain talented executives,
•to provide compensation which reflects the contribution made by each executive to the Company's success, and
•to encourage long-term service to the Company by awarding equity-based compensation that vests over more than one year.
Attract and Retain Talented Employees
    The Company's success depends on the leadership of senior executives and the skills and experience of its other executives. In order to attract and retain highly capable individuals, the Company needs to ensure that the Company's compensation program provides competitive levels of compensation. Therefore, the Compensation Committee seeks to provide executives with compensation that is similar to the compensation paid by other financial services firms.
Provide Compensation Based on Performance
    The Company believes that its continued success requires it to reward individuals based upon their contribution to the Company's success. Accordingly, a substantial portion of each executive's compensation is in the form of performance-based compensation, which can be based on both objective and subjective criteria.
Encourage Long-Term Service through Equity Awards
    The Company seeks to encourage long-term service by making equity awards to the Company's executives. In the case of the principal executive officers, the Compensation Committee has elected to award a portion of the executive's bonus in the form of restricted stock. In the case of other executives, the Compensation Committee offers the executives the right to receive a portion of their bonuses in the form of restricted stock.
What the Executive Compensation Program is Designed to Reward
    By linking compensation opportunities to performance of the Company as a whole, the Company believes the Company's compensation program encourages and rewards:
•efforts by each executive to enhance firm-wide productivity and profitability, and
•entrepreneurial behavior by each executive to maximize long-term equity value in the interest of all shareholders
Performance Accomplishments
In addition to following a disciplined approach to growing the Company's business through acquisitions and organic growth initiatives during the year, the executive management team continued to focus its energies in 2021 on upgrading and more tightly integrating the Company’s offerings, platforms, marketing strategy and customer experience, in the belief that this is necessary to achieving its goal of becoming a truly best-in-class global financial franchise. Fiscal year 2021 accomplishments include, among other things, the following:

•Leading the Company’s international operations through the worldwide COVID-19 pandemic,
•Achieved record operating revenues of $1,673.1 million, an increase of 27.9% over the prior year,
•Achieved record net operating revenues of $1,150.0 million, an increase of 32.5% over the prior year,
•Achieved net income of $116.3 million,
•Shareholders’ equity grew to $904.0 million, an increase of 17.8% over the prior year,
•Achieved an ROE (return on equity) of 13.9%,
•Leading the Company's integration of the GAIN Capital Holdings, Inc. ("GAIN") organization, a global provider of trading services and solutions in spot foreign exchange, precious metals and CFDs.
Clawback Policy
In May 2021, the Board of Directors of the Company adopted a Clawback Policy which permits the Compensation Committee to approve the recoupment, repayment or forfeiture, as applicable, of any incentive-based compensation paid to any “officer” of the Company as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934 (a “Covered Executive”), if the Compensation Committee determines that: (i) the amount of incentive-based compensation paid was based on the achievement of financial results that were subsequently the subject of a material accounting restatement that occurred within three years of such payment (except in the case of a restatement due to a change in accounting policy or simple error); (ii) the Covered Executive engaged in fraud, gross negligence or intentional misconduct; or (iii) the Covered Executive deliberately misled the market or the Company’s stockholders regarding the Company’s financial performance.
Elements of Compensation
    The Company's executive compensation program provides for the following elements of compensation:
•base salary,
•bonus under an established bonus plan with objective criteria,
•a long-term performance incentive plan,
•discretionary bonus based on subjective criteria, and
•health insurance and similar benefits.
Base Salary
    The Company pays each executive officer an annual base salary to provide the executive with a predictable level of income and enable the executive to meet living expenses and financial commitments. The Compensation Committee views base salary as a way to provide a non-performance-based element of compensation that is certain and predictable. The Compensation Committee believes the base salaries paid to the Company's executive officers in 2021 were modest compared to other financial service firms.
    The annual base salary for Sean M. O'Connor in 2021 was $600,000. The annual base salary for William J. Dunaway in 2021 was $375,000. The annual base salary for Glenn Stevens in 2021 was $500,000. The annual base salaries for Philip Smith and Diego Rotsztain in 2021 were $400,000.

Executive Performance Plan
    The Company adopted the current Executive Performance Plan (the “EPP”) in 2019 to provide bonuses to designated executives based upon objective criteria. The plan's structure has previously satisfied the requirements for performance-based compensation within the prior provisions of Section 162(m) of the Internal Revenue Code so that the compensation was deductible for federal income tax purposes. While the requirements for performance-based compensation for tax-deductibility purposes were eliminated under the Tax Cuts and Jobs Act of 2017, the Company and the Compensation Committee have continued to follow the structure and criteria as established within the EPP. The EPP permits awards to be paid in cash, restricted stock or a combination of both.
    The Company utilized the EPP to reward the Company's six principal executive officers and three executive officers of wholly-owned subsidiaries for the 2021 fiscal year. Bonuses paid under the EPP are objective and are based on criteria established by the Company in advance. The Compensation Committee's goal is to utilize bonuses under the EPP as the Company's principal tool for encouraging executives to maximize productivity and profitability. Awards under the plan provide executives with an incentive to focus on aspects of the Company's performance that the Compensation Committee believes are key to the Company's success.
    The Compensation Committee administers the EPP and has responsibility for designations of eligible participants and establishing specific “performance targets” for each participant in the plan. The performance targets may be based on one or more of the following business criteria, or on any combination of these criteria:
•increase in share price,
•adjusted return on equity ("ROE"),
•control of fixed costs,
•control of variable costs, and
•adjusted EBITDA growth.
    For the 2021 fiscal year, adjusted return on equity was the only performance target established and used by the Compensation Committee.
    With respect to adjusted ROE and adjusted EBITDA growth, the plan generally requires that adjustments be made to return on equity or EBITDA, as the case may be, when determining whether the applicable performance targets have been met, so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the performance targets are established, the gain, loss, income and/or expense resulting from the following items:
•changes in accounting principles that become effective during the performance period,
•extraordinary, unusual or infrequently occurring events reported in the Company's public filings, excluding early extinguishment of debt, and
•the disposal of a business, in whole or in part.
    The Committee may, however, provide at the time the performance targets are established that one or more of these adjustments will not be made as to a specific award or awards.
    In addition, the Committee may determine at the time the goals are established that other adjustments will be made under the selected business criteria and applicable performance targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:
•gain or loss from all or certain claims and/or litigation and insurance recoveries,
•the impact of impairment of tangible or intangible assets,
•restructuring activities reported in the Company's public filings, and
•the impact of investments or acquisitions.
    Each of these adjustments may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee when it establishes the performance targets. Finally, adjustments will be made as necessary to any performance target related to the Company's stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.
    Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the plan, the maximum bonus for each fiscal year may not exceed $8,500,000 for any executive.
    Over a five-year period, the maximum per participant amounts are thus $42,500,000 for each executive. Notwithstanding this overall maximum, the Committee has sole discretion to determine, pursuant to its “negative discretion,”

whether to actually pay any of or the entire maximum permissible bonus or to defer payment or vesting of any bonus, subject in each case to the plan's terms and any other written commitment authorized by the Committee. The Committee may also exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion chosen for any particular period.
    Bonuses will be paid in either cash or a combination of cash and restricted stock on a basis to be established by the Committee. The specific proportion of each bonus to be received in the form of restricted stock is subject to review by the Committee from time to time. The proportions utilized for the 2021 fiscal year were as follows:
•amounts from 0 - $200,000: 15%
•amounts from $200,000 - $400,000: 20%
•amounts from $400,000 - $600,000: 25%
•amounts above $600,000: 30%
    In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied. The current vesting requirements are set forth in the following paragraph.
    If any portion of a bonus is payable in the form of restricted stock, then the restricted stock will be issued to the executive at a discount of 25% to the market value of the Company's common stock (determined as of the date that is 75 days following the end of the applicable performance period, or, if the Committee has not determined the bonus by this date, 15 days after the amount of the bonus is determined and certified by the Committee). These shares of restricted stock will vest at the rate of one-third per year on each of the first, second and third anniversaries of the grant date of the award, all as specified with greater particularity in an award agreement to be entered into in accordance with the Company's Restricted Stock Plan. In its discretion, the Committee may waive these provisions and elect to pay 100% of any bonus payable under the plan, regardless of amount, entirely in cash (for example, in the case of a participant who already holds a substantial number of shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any restricted stock award.
    In the event sufficient shares are not available pursuant to the Restricted Stock Plan, then the entire bonus will be payable in cash.
    The performance plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee.
Application of Executive Performance Plan in 2021
    For 2021, the Compensation Committee selected Sean M. O'Connor and William J. Dunaway to be participants in the Executive Performance Plan. Seven additional executives, including Glenn Stevens, Head of Retail and Foreign Exchange, Philip Smith, Chief Executive Officer of StoneX Financial Ltd, a subsidiary of the Company, and Diego Rotsztain, Chief Governance and Legal Officer, are also participants in the Executive Performance Plan. The potential bonuses for the participants were based on the adjusted ROE generated by the Company during the fiscal year. No bonus was to be earned under the Plan unless the adjusted ROE for fiscal year 2021 was at least 6.0%.

    The potential bonus for Mr. O'Connor based on this performance target is set forth in the following table. The potential bonuses for Messrs. Dunaway, Stevens, Smith and Rotsztain were a pro-rata portion of these amounts, based upon targets established by the Compensation Committee.

Executive Performance Plan - Fiscal 2021
Performance Target
Adjusted Return on Equity Target	Target Bonus
Less than 6.0%	None
6%	$495,000
For every additional 10 basis points, add	$9,625
8%	$687,500
For every additional 10 basis points, add	$15,125
10%	$990,000
For every additional 10 basis points, add	$19,800
12.5%	$1,485,000
For every additional 10 basis points, add	$22,000
15%	$2,035,000
For every additional 10 basis points, add	$24,200
17.5%	$2,640,000
For every additional 10 basis points, add	$26,400
20%	$3,300,000
For every additional 10 basis points, add	$42,900(*)
(*) subject to a maximum annual amount of $8,500,000 per EPP participant.
Bonuses Earned under Executive Performance Plan for 2021
    Based upon the Company's results for 2021 and adjusting for amortization expense of intangible assets identified in the GAIN acquisition and the net loss on the internal merger of the operations of GAIN's U.K. subsidiaries, an adjusted ROE of 15.2% was used in calculating the amount of bonuses earned under the EPP. As such, the awards for the five named executive officers were as follows:

Bonuses Earned under 2021 Executive Performance Plan
Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O'Connor	$2,083,400	$1,518,380	12,144	$753,414
William Dunaway	$1,041,700	$789,190	5,427	$336,691
Glenn Stevens	$1,171,913	$880,339	6,267	$388,805
Diego Rotsztain	$546,893	$440,169	2,294	$142,320
Philip Smith	$1,250,040	$935,028	6,771	$420,073
(1)    This column sets forth the nominal amount of the bonus earned by each executive under the plan in 2021. Messrs. Stevens and Rotsztain started participating in the EPP on January 1, 2021 and, therefore, their bonuses represent 75% of the annual amount otherwise payable. A portion of this amount was paid in the form of a cash bonus and the balance was paid in the form of restricted stock valued at a discount of 25% to the market value of the Company's common stock on the date specified in the EPP.

(2)    This column sets forth the cash amount earned by each executive under the plan in 2021. Messrs. Stevens and Rotsztain started participating in the EPP on January 1, 2021 and, therefore, their bonuses represent 75% of the annual amount otherwise payable. These amounts were paid in fiscal 2022.
(3)    This column sets forth the number of shares of restricted stock awarded under performance-based grants to each executive and the value of the shares calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"). These shares vest ratably over a period of three years. These shares were granted on December 15, 2021, and had a fair market value of $62.04 per share on the date of grant.
Long-Term Performance Incentive Plan
    The Board of Directors and the Compensation Committee approved a long-term performance incentive plan (“LTIP”) for executive officers and other key employees or officers who are, or in the opinion of the Compensation Committee may become, executive officers. The LTIP was presented to and approved by the shareholders at the 2016 Annual Meeting.
    The purpose of the LTIP, which is a cash-based plan, is to promote the interests of the Company by enabling the Company to provide participating executives with appropriate incentives to encourage them to continue in the employment of the Company and to promote the Company’s long-term growth, stability and profitability. It is intended that the LTIP will assist the Company in balancing risk and financial results in a manner that does not encourage participating executives to expose the Company to imprudent risks. Furthermore, since the LTIP has longer-term performance periods with payouts linked to future performance in certain key business criteria, the Compensation Committee views the LTIP separately from annual compensation to the participating executives.
    The Compensation Committee will administer the LTIP and is charged with the discretion and responsibility for designating eligible participants and establishing specific "performance measures" for each participant in the LTIP. The performance measures may be based on one or more of the following business criteria, or on any combination thereof, on a consolidated basis:
•ROE,
•EBITDA growth,
•return on common equity,
•total shareholder return,
•market price of the Company’s common stock or the market price, face amount or discounted value of other debt or equity securities,
•book value per share,
•tangible book value per share,
•earnings per share,
•net income,
•pre-tax operating income,
•net revenues,
•pre-tax earnings, and
•debt -to-equity ratio.
    The performance periods are expected typically to be five fiscal years, but may be a longer or shorter period of time.
    The amounts to be paid under the LTIP may vary based on, be indexed to, or be conditioned all or in part on, the satisfaction of one or more of the performance measures, which performance measures may relate to such measures or combination of measures of individual performance and/or the Company’s performance (including, any divisional, business unit or other performance) as the Compensation Committee deems appropriate at the time the performance measures are established. The performance measures may be absolute or relative, and may include risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence. The adjustments as determined by the Compensation Committee are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Compensation Committee.
    Concurrently with the selection of performance measures, the Compensation Committee must establish an objective formula or standard for calculating the amount payable to each participating executive officer, including the calculation of a maximum amount. In any fiscal year, the maximum amount payable under the LTIP, together with the maximum bonus payable in such fiscal year, may not exceed the amount stated as the “Maximum Individual Bonus” under the EPP.
    The Compensation Committee has made awards to participating executive officers, effective October 1, 2015, equal to 100% of their respective base salaries, with an award period of five fiscal years and a payout amount at the end of the award period that is dependent on an annual interest factor and the Company's average ROE over the award period.

    The LTIP awards are calculated in three steps, as follows:
•Step 1: The Compensation Committee determines the LTIP award’s initial notional value based upon the participating executive’s roles and responsibilities in the Company’s performance and the executive’s ability to impact future performance.
•Step 2: On an annual basis, the LTIP award’s notional value is increased by an earnings factor (“Interest”) equal to the higher of (a) the Company’s effective borrowing rate for a given year, or (b) the Company’s adjusted ROE (as calculated in the same manner as for the EPP) provided that if the amount determined under (a) or (b) is determined to be a percentage that is below 3%, then the Interest shall be 3%, and provided further that if the amount determined under (a) or (b) is determined to be a percentage that is above 15%, then the Interest shall be 15%.
•Step 3: The LTIP award will be either increased or decreased by a Performance Adjustment factor. The amount of increase or decrease, if any, in the award due to the Performance Adjustment will be equal to the total amount of the Award at expiration of a predetermined award period, including all accrued Interest, multiplied by a percentage tied, for the currently proposed award, to the average ROE over the award period, as established within the following table:

Average Adjusted ROE† per year over Award Period	% Payout of Award plus Interest
0%*	0%
1%*	25%
2%*	45%
3%*	60%
4%*	70%
5% to 10%	75 to 100%, ratably
10% to 15%	100% to 125%, ratably

† For the purposes of calculating average adjusted ROE, a negative ROE in any year shall be considered to be zero. The average ROE is calculated based upon the arithmetic average using each of the annual adjusted ROE's for the five-year award period.
* Percentage payout of Award plus Interest to be ratable per percentage ROE.
    The Compensation Committee has the discretion each year, for every new award, to change the award amount, the award period and the performance measure or measures on which the performance adjustment is based. For the 2021 fiscal year, the Compensation Committee determined not to make any additional changes to the LTIP.
    The Compensation Committee also has the discretion, under the LTIP, to offer participating executives the right to make a voluntary irrevocable election to defer a portion of their annual base salary or bonus, in return for an opportunity to earn a performance-based interest accrual on the deferred amount. Generally, this voluntary election, if offered, must be submitted during an enrollment period in August or September of the preceding year and cannot be changed after September 30 of that preceding year. Any deferred compensation will be increased annually by the Interest as described within Step 2 above.
    The LTIP may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Compensation Committee.
    The compensation award based upon the LTIP is included within the 2021 Summary Compensation Table and is based on the achievement of an adjusted ROE of 15.2%.
Legacy GAIN Capital Holdings, Inc. Incentive Plans
Messrs. Stevens and Rotsztain, as former executives of GAIN, were eligible to participate in GAIN’s annual executive bonus plan. Pursuant to this plan, Messrs. Stevens and Rotsztain were assigned an annual bonus target, with the final bonus amount determined by the compensation committee based on the financial performance of GAIN relative to specified financial targets and a qualitative assessment of their performance. These bonuses were paid in cash. The final bonus paid to Messrs. Stevens and Rotsztain under the GAIN annual executive bonus plan was paid in March 2021 in respect of the calendar year ended December 31, 2020, which was the last full fiscal year of GAIN. Accordingly, 25% of this bonus payment has been included in the compensation information for Messrs. Stevens and Rotsztain provided in the 2021 Summary Compensation Table below, and elsewhere in this Proxy Statement.

In March 2020, each of Messrs. Stevens and Rotsztain were granted a deferred cash award that was structured to mirror restricted stock awards made by GAIN to these executives in prior years, in lieu of such awards that they would have been granted by GAIN, but for its acquisition by us. Specifically, the deferred cash awards were in amounts similar to restricted stock awards made in prior years and are subject to vesting on each of the first three anniversaries of the deferred cash awards.
Discretionary Bonuses
    The Company may award discretionary bonuses to its executives based on a subjective evaluation of the executive's performance and the overall performance of the Company. Such awards are independent of the Executive Performance Plan.
    In 2021, the Compensation Committee did not award discretionary bonuses to the nine executive officers covered under the EPP.
Other Benefits
    The Company provides medical, life insurance, disability, retirement and other similar benefits to executives and other employees. The Company intends these benefits to be generally competitive to help in the Company's efforts to recruit and retain talented executives. The Company's executives participate in these benefit programs on the same basis as all of the Company's other employees.
2021 Summary Compensation Table
    The following table sets forth information concerning the compensation of the Company's (a) Principal Executive Officer, (b) Principal Financial Officer, and (c) the other three most highly compensated executive officers as specified by SEC rules (the “named executive officers”) for the 2021, 2020 and 2019 fiscal years.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value ($)(6)	All Other Compensation ($)(7)	Total ($)
Sean M. O'Connor, Director, Chief Executive Officer and President	2021	600,000	—	1,274,170	—	2,849,774	—	24,619	4,748,563
	2020	575,000	—	739,282	—	3,780,623	—	14,989	5,109,894
	2019	500,000	—	720,010	2,158,000	2,434,643	—	22,151	5,834,804

William J. Dunaway, Chief Financial Officer	2021	375,000	—	597,125	—	1,601,573	4,364	12,385	2,590,447
	2020	356,250	—	329,667	—	2,061,931	35,626	14,743	2,798,217
	2019	300,000	—	320,025	1,079,000	1,341,426	12,624	11,563	3,064,638

Glenn Stevens, Head of Retail and Foreign Exchange	2021	500,000	450,000	—	—	3,658,922	—	12,112	4,621,034

Diego Rotsztain, Chief Governance and Legal Officer	2021	400,000	130,000	—	—	2,198,968	—	13,638	2,742,606

Philip Smith, Chief Executive Officer of StoneX Financial Ltd	2021	434,484	—	732,512	—	1,809,465	—	39,979	3,016,440
	2020	401,383	—	411,565	—	2,364,277	—	12,761	3,189,986
	2019	320,178	—	400,022	1,079,000	1,531,838	—	17,312	3,348,350
    (1)    Messrs. Stevens and Rotsztain joined the Company following the acquisition of GAIN on August 1, 2020.
(2)    With respect to Messrs. Stevens and Rotsztain, the amounts include discretionary cash bonuses for services rendered in fiscal 2021 and paid in the following fiscal year earned under a deferred cash award that was structured to mirror restricted stock awards made by GAIN to these executives in prior years, in lieu of such awards that they would have been granted by GAIN, but for its acquisition by the Company, With respect to Messrs. O'Connor, Dunaway, and Smith, no discretionary cash bonuses were awarded to them for fiscal years 2019 through 2021.
    (3)    The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes of stock awards granted in fiscal years 2021, 2020 and 2019 to each of the named executive officers as determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 in the Company's consolidated financial statements for the fiscal year ended September 30, 2021, as set forth in the Company's Annual Report on Form 10-K for the 2021 fiscal year. These amounts reflect the Company's aggregate accounting expense for these awards over the term of the award and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that the amounts will ever be realized.
    (4)    The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes of stock options granted in fiscal year 2019 to each of the named executive officers as determined in accordance with FASB ASC Topic 718. For information on the valuation assumptions with respect to these option grants, see Note 16 in the Company's consolidated financial statements for the fiscal year ended September 30, 2021, as set forth in the Company's Annual Report on Form 10-K for the 2021 fiscal year. These amounts reflect the Company's aggregate accounting expense for these awards over the term of the award and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that the amounts will ever be realized.
    (5)    The amounts in this column reflect (i) in fiscal year 2021, with respect to Messrs. O'Connor, Dunaway, Stevens (representing 75% of the annual amount), Rotsztain (representing 75% of the annual amount), and Smith, cash bonuses earned under the Executive Performance Plan of $1,518,380, $789,190, $880,339, $440,169, and $935,028, respectively, which were paid in the following fiscal year; in fiscal year 2020, with respect to Messrs. O'Connor, Dunaway, and Smith, cash bonuses earned under the Executive Performance Plan of $2,430,060, $1,245,030, and $1,482,036, respectively, which were paid in the following fiscal year; and in fiscal year 2019, with respect to Messrs. O'Connor, Dunaway, and Smith, cash bonuses earned under the Executive Performance Plan of $1,493,600, $776,800, and $920,160, respectively, which were paid in the following fiscal year, (ii) in fiscal year 2021, with respect to Messrs. O'Connor, Dunaway, Stevens, Rotsztain, and Smith, amounts earned under the LTIP of $1,331,394, $812,383, 1,895,833, 1,516,667, and $874,437, respectively; in fiscal year 2020, with respect to Messrs. O'Connor, Dunaway, and Smith, amounts earned under the LTIP of $1,350,563, $816,901 and $882,241, respectively; and in fiscal year 2019, with respect to Messrs. O'Connor, Dunaway, and Smith, amounts earned under the LTIP of $941,043, $564,626 and $611,678, respectively, which in each case will be paid subsequent to the end of the award period as described in the section entitled “Long-Term Performance Incentive Plan” above; and (iii) in fiscal year 2021, with respect to Messrs. Stevens and Rotsztain, cash bonuses earned under the GAIN annual executive bonus plan for the calendar year ended December 31, 2020 of $882,750 and $242,132, respectively, which represents 25% of the aforementioned bonus plan.
    (6)    The amounts in this column reflect the actuarial increase in the present value of Mr. Dunaway's benefits under the qualified noncontributory defined benefit pension plan that was assumed in connection with the acquisition of FCStone. The increase was determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements.
(7)    The amounts in this column represent (i) in fiscal year 2021, with respect to Messrs. O'Connor, Dunaway, Stevens and Rotsztain, matching contributions made by the Company under the Company's 401(k) Plan of $13,824, $12,385, $12,112, and $13,638, respectively; in fiscal year 2020, with respect to Messrs. O'Connor and Dunaway, matching contributions made by the Company under the Company's 401(k) Plan of $14,989 and $12,814, respectively; and in fiscal year 2019, with respect to Messrs. O'Connor and Dunaway, matching contributions made by the Company under the Company's 401(k) Plan of $11,875 and $11,563, respectively; (ii) in fiscal year 2021, with respect to Mr. Smith, contributions made by the Company into his U.K. pension plan of $15,431 and other pension related amounts of $24,548; in fiscal year 2020, with respect to Mr. Smith, contributions made by the Company into his U.K. pension plan of $12,761; in fiscal year 2019, with respect to Mr. Smith, contributions made by the Company into his U.K. pension plan of $17,312; and (iii) with respect to Messrs. O'Connor and Dunaway, the incremental cost of the personal use of the Company's airplane.

Grants of Plan Based Awards - 2021
    The following table sets forth information on plan based awards granted in the 2021 fiscal year to each of the Company's named executive officers. There can be no assurance that the amounts disclosed below will ever be realized. The amount of these equity awards that were granted, and the amount of the non-equity awards that were earned in fiscal 2021, are shown in the 2021 Summary Compensation Table on page 23.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards:	All Other Option Awards:
									Number of Shares of Stock or Units(#)(4)	Number of Securities Under- lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Target Units (#)	Maximum Units (#)
Sean M. O'Connor	EPP	12/14/2020	12/8/2020	495,000	2,035,000	8,500,000			23,500			1,274,170
	LTIP
William J. Dunaway	EPP	12/14/2020	12/8/2020	247,500	1,017,500	8,500,000			11,013			597,125
	LTIP
Glenn Stevens	EPP	12/14/2020	12/8/2020	371,250	1,526,250	8,500,000			—			—
	LTIP
Diego Rotsztain	EPP	12/14/2020	12/8/2020	173,250	712,250	8,500,000			—			—
	LTIP
Philip Smith	EPP	12/14/2020	12/8/2020	297,000	1,221,000	8,500,000			13,510			732,512
	LTIP
    (1)    The information in this column sets the threshold amount, or the minimum payment that would have been paid to each named executive officer under the Company's Executive Performance Plan for the year ended September 30, 2021, assuming the adjusted ROE used in calculating the amount of the bonuses was no less than 6%. If the adjusted ROE was less than 6%, no amount would have been paid to each named executive officer under the Company's Executive Performance Plan for the year ended September 30, 2021.
(2)    The information in this column sets the target amount that would have been paid to each named executive officer under the Company's Executive Performance and Long-Term Performance Incentive Plans for the year ended September 30, 2021, assuming the adjusted ROE used in calculating the amount of the bonuses was 15%, the Company's stated target annual ROE.
(3)    The information in this column sets forth the maximum amount that could have been paid to each named executive officer under the Company's Executive Performance and Long-Term Performance Incentive Plans for the year ended September 30, 2021. The potential payment under the plan for each named executive officer ranged from none to the maximum amount specified in the table, depending upon the achievement of the performance criteria for 2021. These criteria are described in the sections entitled “Application of Executive Performance Plan in 2021” and “Long-Term Performance Incentive Plan” above. In any fiscal year, the maximum aggregate amount payable under the EPP and LTIP may not exceed the amount stated as the “Maximum Individual Bonus” under the StoneX Group Inc. 2021 Executive Performance Plan.
    (4)    The information in this column consists of performance-based restricted shares issued in fiscal year 2021 under the EPP with respect to services rendered in fiscal year 2020.

Outstanding Equity Awards at Fiscal Year-End - 2021
    The following table sets forth all outstanding equity awards held by the named executive officers as of September 30, 2021.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)
Sean M. O'Connor	76,266	(1)	—		25.91	12/16/2021	13,647	(3)	899,337
	—		200,000	(2)	45.00	12/5/2026	13,646	(4)	899,271
							7,833	(5)	516,195

William J. Dunaway	53,440	(1)	—		25.91	12/16/2021	6,263	(3)	412,732
	—		100,000	(2)	45.00	12/5/2026	6,263	(4)	412,732
							3,671	(5)	241,919

Glenn Stevens	—		—		—		—		—

Diego Rotsztain	—		—		—		—		—

Philip Smith	20,000	(1)	—		25.91	12/16/2021	7,740	(3)	510,066
	—		100,000	(2)	45.00	12/5/2026	7,739	(4)	510,000
							4,503	(5)	296,748
    (1)    The stock options were granted on December 16, 2011 and vested ratably over five years, with one-fifth vesting on each of the fourth, fifth, sixth, seventh, and eighth anniversaries of the grant date, and have a term of ten years. All of the stock options were exercised prior to their expiration date.
(2)    The stock options, were granted on December 5, 2018 and vest ratably over five years, with one-fifth vesting on the third, fourth, fifth, sixth and seventh anniversaries of the grant date, and have a term of eight years.
(3)    These shares vested on or about December 14, 2021.
    (4)    These shares vest on or about December 14, 2022.
    (5)    These shares vest on or about December 14, 2023.
    (6)    Based on the closing price of the Company's common stock on September 30, 2021, which was $65.90 per share.
Options Exercised and Stock Vested - 2021 Fiscal Year
    The following table sets forth the number of shares of common stock acquired during 2021 by each named executive officer upon the exercise of options or through the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean M. O'Connor	123,734	4,631,813	12,168	$659,749
William J. Dunaway	26,560	1,081,269	5,417	$293,710
Glenn Stevens	—	—	—	$—
Diego Rotsztain	—	—	—	$—
Philip Smith	60,000	2,280,892	6,767	$336,907
Pension Plans
    On September 30, 2009, the Company assumed the FCStone qualified noncontributory defined benefit pension plan in connection with the acquisition of FCStone. The plan was frozen to new employees prior to the acquisition. Additionally, prior to the acquisition, the plan was amended to freeze all future benefit accruals, and accordingly no additional benefits accrue for active participants under the plan. The Company's funding policy as it relates to this plan is to fund amounts that are intended to provide for benefits attributed to service to date. Mr. Dunaway is the only named executive officer who is a participant in the plan.
    The table below shows the actuarial present value of accumulated benefits payable to Mr. Dunaway, determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements, the number of years of service credited to Mr. Dunaway under the plan, and the payments made during the 2021 fiscal year to Mr. Dunaway.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William J. Dunaway	Qualified noncontributory defined benefit plan	8	$143,215	$—
Employment Agreements
    The Company has not entered into employment agreements with Messrs. O'Connor, Dunaway, or Smith.
Employment Agreement with Glenn Stevens
GAIN entered into an employment agreement with Mr. Stevens on October 22, 2018, which was subsequently amended on August 3, 2020 (the “Stevens Agreement”). The Stevens Agreement provides for an annual base salary and provides that Mr. Stevens is eligible to receive a target annual bonus determined as a fixed percentage (which for fiscal year 2021, is 75%) of the Chief Executive Officer’s target annual bonus for the applicable fiscal year (the “Target Bonus”), which amount will be paid approximately 70% in cash and 30% in restricted stock that vests ratably over three years (with the number of shares determined using a 25% discount to fair market value). For fiscal year 2021, Mr. Stevens’ Target Bonus was prorated based on the nine months he participated in the Company’s bonus program. The Stevens Agreement also provides that Mr. Stevens is eligible to participate in the Company’s LTIP plan, which provides for performance-based cash awards. For fiscal 2021, Mr. Stevens received an LTIP award with a target value of $500,000 that is subject to a five-year cliff-vesting requirement. The Stevens Agreement further provides that Mr. Stevens is entitled to four additional LTIP awards with a $500,000 target value which vest in 2021, 2022, 2023 and 2024, respectively, as of the close of the applicable LTIP plan year.
Mr. Stevens is also subject to confidentiality, non-competition and non-solicitation covenants. The non-competition and non-solicitation provisions were designed to prevent him from competing with us or soliciting our customers or employees for a period of 18 months following his termination of employment for any reason (or, in the case of a termination without Cause or resignation Good Reason following a Change in Control, for a period of 6 months). Mr. Stevens’ right to receive severance is conditioned upon his being in compliance with the confidentiality, non-competition and non-solicitation covenants of his agreement. In the event Mr. Stevens breaches any of these covenants, any severance amounts that he has received are subject to repayment.
Mr. Stevens is also entitled to certain payments and benefits upon qualifying terminations of employment as described in more detail in the “Potential Payments Upon Termination of Employment or a Change in Control” section below.
Employment Agreement with Diego Rotsztain
GAIN entered into an employment agreement with Mr. Rotsztain on February 4, 2019, which was subsequently amended on August 3, 2020 (the “Rotsztain Agreement”). The Rotsztain Agreement provides for an annual base salary and provides that Mr. Rotsztain is eligible to receive a target annual bonus determined as a fixed percentage (which for fiscal year 2021, is 35%) of the Chief Executive Officer’s target annual bonus for the applicable fiscal year (the “Target Bonus”), which amount will be paid approximately 70% in cash and 30% in restricted stock that vests ratably over three years (with the number of shares determined using a 25% discount to fair market value). For fiscal year 2021, Mr. Rotsztain’s Target Bonus was prorated based on the nine months he participated in the Company’s bonus program. The Rotsztain Agreement also provides that Mr. Rotsztain is eligible to participate in the Company’s LTIP plan, which provides for performance-based cash awards. For fiscal 2021, Mr. Rotsztain received an LTIP award with a target value of $400,000 that is subject to a five-year cliff-vesting requirement. The Rotsztain Agreement further provides that Mr. Rotsztain is entitled to four additional LTIP awards with a $400,000 target value which vest in 2021, 2022, 2023 and 2024, respectively, as of the close of the applicable LTIP plan year.
Mr. Rotsztain is also subject to confidentiality, non-competition and non-solicitation covenants. The non-competition and non-solicitation provisions were designed to prevent him from competing with us or soliciting our customers or employees for a period of 12 months following his termination of employment for any reason (or, in the case of a termination without Cause or resignation Good Reason following a Change in Control, for a period of 6 months). Mr. Rotsztain’s right to receive severance is conditioned upon his being in compliance with the confidentiality, non-competition and non-solicitation covenants of his agreement. In the event Mr. Rotsztain breaches any of these covenants, any severance amounts that he has received are subject to repayment.
Mr. Rotsztain is also entitled to certain payments and benefits upon qualifying terminations of employment as described in more detail in the “Potential Payments Upon Termination of Employment or a Change in Control” section below.
Potential Payments Upon Termination of Employment or a Change of Control
    In the event of a qualifying termination of employment and/or the occurrence of a change in control of the Company, each of our NEOs are entitled to certain payments and benefits under their employment agreements and/or their outstanding incentive awards. For a detailed summary of these payments and benefits, see the narrative description that follows the table below.

The table below sets forth the amounts of the payments and benefits that each NEO would have been entitled to receive upon a qualifying termination of employment by the Company and/or the occurrence of a change in control, in each case assuming the relevant event occurred on September 30, 2021.

Name	Benefit	Termination Without Cause Other than Change in Control	Resignation for Good Reason Other than Change in Control	Termination Without Cause After Non-GAIN Change in Control	Resignation for Good Reason After Non-GAIN Change in Control	Death or Disability
Sean M. O’Connor	Cash severance	$—	$—	$—	$—	$—
	Deferred Cash Grant	—	—	—	—	—
	Long Term Incentive Plan (1)	1,504,922	—	2,804,922	2,804,922	1,504,922
	Accelerated Vesting of Equity Awards (2)	2,314,803	—	2,314,803	—	2,314,803
	Health Benefits	—	—	—	—	—
	Total	$3,819,725	$—	$5,119,725	$2,804,922	$3,819,725

William J. Dunaway	Cash Severance	$—	$—	$—	$—	$—
	Deferred Cash Grant	—	—	—	—	—
	Long Term Incentive Plan (1)	923,063	—	1,729,313	1,729,313	923,063
	Accelerated Vesting of Equity Awards (2)	1,067,382	—	1,067,382	—	1,067,382
	Health Benefits	—	—	—	—	—
	Total	$1,990,445	$—	$2,796,695	$1,729,313	$1,990,445

Glenn Stevens (6)	Cash Severance (3)	$5,171,923	$5,171,923	$5,171,923	$5,171,923	$2,171,913
	Deferred Cash Grant (4)	900,000	900,000	900,000	900,000	900,000
	Long Term Incentive Plan (1)	1,895,833	1,895,833	3,593,750	3,593,750	1,895,833
	Accelerated Vesting of Equity Awards	—	—	—	—	—
	Health Benefits (5)	44,223	44,223	44,223	44,223	—
	Total	$8,011,979	$8,011,979	$9,709,896	$9,709,896	$4,967,746

Diego A. Rotsztain	Cash Severance (3)	$2,215,268	$2,215,268	$2,215,268	$2,215,268	$1,146,893
	Deferred Cash Grant (4)	260,000	260,000	260,000	260,000	260,000
	Long Term Incentive Plan (1)	1,516,667	1,516,667	2,875,000	2,875,000	1,516,667
	Accelerated Vesting of Equity Awards	—	—	—	—	—
	Health Benefits (5)	31,342	31,342	41,789	41,789	—
	Total	$4,023,277	$4,023,277	$5,392,057	$5,392,057	$2,923,560

Philip Smith	Cash Severance	$—	$—	$—	$—	$—
	Deferred Cash Grant	—	—	—	—	—
	Long Term Incentive Plan (1)	991,605	—	1,854,105	1,854,105	991,605
	Accelerated Vesting of Equity Awards (2)	1,316,814	—	1,316,814	—	1,316,814
	Health Benefits	—	—	—	—	—
	Total	$2,308,419	$—	$3,170,919	$1,854,105	$2,308,419
(1)    Award agreements under the LTIP relating to awards granted by the Compensation Committee in fiscal years 2019, 2020 and 2021 provide for the acceleration of amounts payable following a termination without “cause” or resignation for "good reason" (only for Messrs. Stevens and Rotsztain) other than following a change of control, as well as provide for the acceleration of amounts payable following a termination without “cause” or resignation for “good reason” following a change in control ("cause" and "good reason" as each such term is defined in the LTIP grant agreements). Specifically, if a termination without “cause” (other than for an extended absence) or resignation for “good reason” occurs within 18 months following a change in control, the recipient would be entitled to receive the product of (A) the sum of (1) the full Target Award and (2) the Interest accrued on the full Target Award through the end of the fiscal quarter in the Performance Period immediately preceding such termination and (B) the Performance Adjustment as measured through the end of the fiscal quarter immediately preceding such termination, rather than the pro rata share of the Target Award which would be due in the absence of a change in control.

The payment of any amounts following a change in control would be subject to the recipient's compliance with the non-solicitation provisions of the award agreement.
(2)    Pursuant to the terms of outstanding restricted stock awards, in the event of a termination by the Company without “cause”, resignation for "good reason" (only for Messrs. Stevens and Rotsztain) or due to "death or disability” (as each such term is defined in the restricted stock award agreements), any unvested restricted stock will become fully vested as of the date of such termination.
(3)    Represents the cash severance amounts that Messrs. Stevens and Rotsztain are entitled to under their employment agreements as summarized below.
    (4)    Represents the acceleration of deferred cash grants that Messrs. Stevens and Rotsztain are entitled to under their employment agreements as summarized below.
(5)    Represents the reimbursement of COBRA benefits that Messrs. Stevens and Rotsztain are entitled to under their employment agreements as summarized below.
    (6)    For Mr. Stevens, in the event he is terminated without "cause", resigns for "good reason" or is terminated due to death or "disability" prior to February 1, 2022 (the 18-month anniversary of the GAIN Change in Control), his cash severance under his employment agreement would be equal to $5,471,923, the amount he would receive in respect of his deferred cash grant would be $900,000, and the amount he would receive in respect of his health benefits would be $44,223. For additional information, see the description under Mr. Stevens’ employment agreement below.

Mr. Stevens
Pursuant to the terms of the Stevens Agreement, in the event Mr. Stevens’ employment is terminated without "cause' or he resigns for "good reason" (as each such term is defined in the Stevens Agreement) at any time after February 1, 2022 (the 18-month anniversary of the acquisition of GAIN by us (the “Merger Date”)), then, subject to his execution and non-revocation of a general release of claims, as well as his compliance with the restrictive covenants set forth in the Stevens agreement, Mr. Stevens is entitled to receive the following (all such benefits, the “Non-Change in Control Severance Benefits”):
•Cash severance in an amount equal to (i) 24 months’ base salary payable in equal installments over the 24-month period following his last day of his employment and (ii) two times Mr. Stevens’ Target Bonus for the fiscal year in which the termination of employment occurs, which amount will be payable in installments over the 12-month period following his last day of his employment (the “Cash Severance Amount”);
•a pro rata Target Bonus (the “Pro Rata Bonus”), which amount will be payable at the time the annual bonus is payable to other executives;
•the accrued but unpaid bonus for the year prior to termination;
•to the extent unpaid as of Mr. Stevens’ last day of employment, the deferred cash award described above under “Legacy Capital Holdings Inc. Incentive Plans” will be accelerated in accordance with its terms; and
•continued health benefits at the same premium rates charged to other current employees, or at the Company’s option, waiver of that portion of the cost for COBRA continuation coverage that is in excess of what then current employees pay for their health benefits, for the 24-month period following termination of employment.
If Mr. Stevens’ employment is terminated due to death or "disability" (as defined in the Stevens Agreement), he will be entitled to the following:
•Cash severance in an amount equal to 24 months’ base salary payable in equal installments over the 12-month period following his last day of his employment (and within 30 days following his death);
•a pro rata bonus based on an estimate of actual performance based on the achievement of performance through Mr. Stevens’ termination date, which amount will be payable at the time the annual bonus is payable to other executives; and
•the accrued but unpaid bonus for the year prior to termination.
If Mr. Stevens’ employment is terminated by the Company without "cause", he resigns for "good reason" or his employment terminates due to death or his "disability" prior to February 1, 2022, then Mr. Stevens is entitled to receive the Non-Change in Control Severance Benefits, except that Mr. Stevens’ Cash Severance Amount and pro rata Target Bonus will be based on his base salary and target bonus, as applicable, as of immediately prior to the Merger Date and such amounts are to be payable in a lump sum as soon as reasonably practicable following Mr. Stevens’ termination of employment.
Notwithstanding any contrary provision in the agreement, to the extent Mr. Stevens’s employment is terminated prior to February 1, 2022 for any reason other than a termination by the Company without "cause" or a resignation by Mr. Stevens for "good reason", the aggregate amount of severance payable to him (or his estate) shall be reduced by the value of any amounts that are paid to him prior to or within 10 days after the effectiveness of the general release in excess of an annual rate of $1,500,000 with respect to services rendered after the Merger Date and prior to the termination of employment.
Mr. Rotsztain
Pursuant to the terms of the Rotsztain Agreement, in the event Mr. Rotsztain’s employment is terminated without "cause" or he resigns for "good reason" (as each such term is defined in the Rotsztain Agreement) not in connection with a change in control, then, subject to his execution and non-revocation of a general release of claims, as well as his compliance with the restrictive covenants set forth in the employment agreement, Mr. Rotsztain is entitled to receive the following (all such benefits, the “Non-Change in Control Severance Benefits”):
•Cash severance in an amount equal to (i) 18 months’ base salary payable in installments over the 18-month period following his last day of his employment and (ii) 1.5 times Mr. Rotsztain’s Target Bonus for the fiscal year in which the termination of employment occurs, which amount will be payable in installments over the 12-month period following his last day of his employment (the “Cash Severance Amount”);
•a pro rata Target Bonus (the “Pro Rata Bonus”), which amount will be payable at the time the annual bonus is payable to other executives;
•the accrued but unpaid bonus for the year prior to termination;
•to the extent unpaid as of Mr. Rotsztain’s last day of employment, the deferred cash award described above under “Legacy Capital Holdings Inc. Incentive Plans” will be accelerated in accordance with its terms; and
•continued health benefits at the same premium rates charged to other current employees, or at the Company’s option, waiver of that portion of the cost for COBRA continuation coverage that is in excess of what then current employees pay for their health benefits, for the 18-month period following termination of employment.
If Mr. Rotsztain is terminated by the Company without "cause" or he resigns for "good reason" within two years of a change in control (other than the acquisition of GAIN by us on August 1, 2020), then Mr. Rotsztain is entitled to receive the Non-Change in Control Severance Benefits, except that (i) Mr. Rotsztain’s Cash Severance Amount and pro rata Target Bonus will be based on a base salary and Target Bonus, as applicable, no less than his base salary and Target Bonus for fiscal year 2021 and such amounts are to be payable in a lump sum as soon as reasonably practicable following his termination and (ii) Mr. Rotsztain will be entitled to COBRA benefits for the 24-month period following a termination of employment.
If Mr. Rotsztain’s employment is terminated due to death or "disability" (as defined in the Rotsztain Agreement), he will be entitled to the following:
•Cash severance in an amount equal to 18 months’ base salary payable in equal installments over the 12-month period following his last day of his employment (and within 30 days following his death);
•a pro rata bonus based on an estimate of actual performance based on the achievement of performance through Mr. Rotsztain’s termination date, which amount will be payable at the time the annual bonus is payable to other executives; and
•the accrued but unpaid bonus for the year prior to termination.

CEO Pay Ratio

    The Company’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every StoneX Group Inc. employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.

    Under rules adopted pursuant to the Dodd-Frank Act of 2010, StoneX Group Inc. is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s CEO. The paragraphs that follow describe our methodology and the resulting CEO Pay ratio.

Measurement Date
    We selected September 30, 2021 as the date on which to determine our median employee, which is a date within the last three months of fiscal 2021. As of September 30, 2021, StoneX Group Inc. had approximately 3,200 global employees.

Consistently Applied Compensation Measure ("CACM")
    Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee by determining each employee’s base salary and bonus, if any, paid during fiscal 2021. The base salary for new employees hired after October 1, 2020 was annualized to September 30, 2021. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. After the median employee was identified, we calculated the annual total compensation for the employee using the same methodology we use for our CEO in the 2021 Summary Compensation Table in this Proxy Statement.

Methodology and Pay Ratio
    After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

    Our median employee compensation as calculated using Summary Compensation Table requirements was $84,188. Our CEO’s compensation as reported in the 2021 Summary Compensation Table was $4,748,563. Therefore, our CEO to median employee pay ratio is 56:1.

    This information is being provided in order to comply with the SEC's disclosure rules. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
    The Compensation Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in the Proxy Statement.
THE COMPENSATION COMMITTEE
John M. Fowler, Chairman
Eric Parthemore
Bruce Krehbiel
Annabelle Bexiga

DIRECTOR COMPENSATION
    The Board of Directors has retained the oversight of Director compensation and has not delegated that function to any of its committees. The Board periodically reviews its non-employee Director compensation to determine if any adjustments are necessary for the Company to attract and retain qualified Directors.
    For the 2021 fiscal year, the Company's non-employee Directors received the following amounts:
•Cash compensation of $100,000 per year for service as a Director(1)(2);
▪An additional cash compensation amount of $50,000 per year for service as chairman of the Board;
▪An additional cash compensation amount of $20,000 per year for service as chairperson of each of the Committees; and

▪An award of $75,000 in the form of restricted stock, issued at a discount of 25% to the market value of the Company's common stock on the date of grant.
(1) The amount of cash compensation for the non-employee Directors during fiscal 2021 was adjusted (as reported within the 2021 Proxy Statement), effective as of December 16, 2020.
(2) Each non-employee Director is given the option to participate in the Company's Restricted Stock Plan, allowing each non-employee Director to exchange a portion of their quarterly cash compensation into awards of restricted stock granted quarterly and issued at a discount of 25% to the fair market value on the date of grant. Participants in the Restricted Stock Plan were allowed to choose the percentage (10%, 20% or 30%) or a fixed dollar amount of the compensation payable to them to be exchanged for shares of restricted stock. Five of the non-employee Directors, Messrs. Fowler, Kass, Krehbiel, Parthemore and Radziwill, elected to participate in the Company's Restricted Stock Plan in fiscal 2021.
No Director who serves as an employee of the Company receives compensation for services rendered as a Director.
    The Company reimburses non-employee Directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors. In addition, all non-employee Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company's directors' and officers' indemnity insurance policies.
    The following chart summarizes the 2021 compensation for the Company's non-employee Directors for the fiscal year ended September 30, 2021.

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3) (4)	All Other Compensation	Total
Annabelle G. Bexiga	$97,908	$100,004	$—	$197,912
Scott J. Branch	$116,861	$100,004	$—	$216,865
Diane L. Cooper	$97,908	$100,004	$—	$197,912
John M. Fowler	$91,861	$133,502	$—	$225,363
Steven Kass	$81,803	$145,424	$—	$227,227
Bruce Krehbiel	$68,535	$138,316	$—	$206,851
Eric Parthemore	$81,803	$145,424	$—	$227,227
John Radziwill	$101,338	$155,551	$—	$256,889
Dhamu Thamodaran (1)	$—	$—	$—	$—
    (1)    Director Dhamu Thamodaran joined the Board following the 2021 fiscal year.
    (2)    For non-employee Directors who elected to participate in the Company's Restricted Stock Plan, allowing the exchange of a portion of their cash compensation for awards of restricted stock, granted quarterly, the amount of the cash exchanged has been excluded from this column and is included in the "Stock Awards" column.
(3)    The amounts in this column represent (i) the fair value of the annual restricted stock award granted to each non-employee Director in fiscal year 2021 and issued at a discount of 25% to the fair market value on the date of grant, and (ii) the fair value of restricted stock awards granted to each non-employee Director who elected to participate in the Company's Restricted Stock Plan, allowing the exchange of a portion of their cash compensation for awards of restricted stock, granted quarterly and issued at a discount of 25% to the fair market value on the date of grant. Fair value is calculated using the closing price of the Company's stock on the date of grant. For additional information, refer to Note 16 to the Company's consolidated financial statements for the fiscal year ended September 30, 2021, set forth in the Company's Annual Report on Form 10-K for the 2021 fiscal year. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named Directors.

    (4)    As of September 30, 2021, the number of shares underlying outstanding stock options and restricted stock held by each of our non-employee Directors were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Stock Options	Aggregate Number of Shares Underlying Outstanding Restricted Stock
Annabelle G. Bexiga	—	2,617
Scott J. Branch	—	3,189
Diane L. Cooper	—	3,314
John M. Fowler	—	4,565
Steven Kass	—	4,848
Bruce Krehbiel	—	4,700
Eric Parthemore	—	4,864
John Radziwill	—	5,217
Dhamu Thamodaran	—	—
Director Financial Interest in the Company
    Approximately 50% of Director's fees, excluding additional fees for serving as a Chairperson of the Board or a Committee of the Board, is allocated to the purchase of restricted stock subject to a minimum vesting period of three years, with one-third of the award vesting on each of the first, second and third anniversaries of the award, and subject to the provisions as specified with greater particularity in the Company's Restricted Stock Plan as currently applicable.
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    Shareholders are being asked to ratify and approve the appointment of KPMG as our independent registered public accounting firm for the 2022 fiscal year. The appointment of KPMG was made by the Audit Committee of our Board of Directors. KPMG has served as the Company's independent registered public accounting firm since fiscal year 2010. The Company has an engagement agreement with KPMG which sets forth the terms by which KPMG will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The ratification and approval by shareholders of the appointment of KPMG effectively would also be a ratification of that agreement.
    Audit services provided by KPMG for our 2021 fiscal year included the audit of the consolidated financial statements and internal control over financial reporting of the Company and its subsidiaries and services related to our periodic filings with the SEC. The services provided by KPMG are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Registered Public Accounting Firm Fees.”
    Representatives of KPMG are expected to be present at the 2022 annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
    Shareholder ratification of the appointment of KPMG as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT
Audit Committee Report
    The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States, as well as auditing the Company's internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission.
    The Audit Committee operates under a written charter approved by the Board, a copy of which may be found on the Company's website, www.stonex.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent registered public accounting firm, independent advisors, and consultants.
    In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and KPMG the audit of the Company's consolidated financial statements and internal control over financial reporting. The Audit Committee has reviewed and discussed with KPMG the matters required to be communicated pursuant to the Public Company Accounting Oversight Board (United States) ("PCAOB") Auditing Standard No. 1301, "Communications with Audit Committees." This review included a discussion with management and KPMG about the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company's consolidated financial statements, including the disclosures relating to critical accounting policies. In addition, the Audit Committee has received from KPMG the written disclosures and communications required by the applicable requirements of the PCAOB for independent registered public accounting firm communications with audit committees concerning independence, has discussed with KPMG their independence from the Company and its management, and has considered whether KPMG's provision of non-audit services to the Company is compatible with maintaining KPMG's independence.
    The Audit Committee discussed with KPMG the overall scope and plans for their audits. The Audit Committee met with KPMG, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's consolidated financial statements and the effectiveness of the Company's systems of disclosure controls, including the clarity of the disclosures, and procedures and internal control over financial reporting. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2021 for filing with the Securities and Exchange Commission and appointed KPMG to serve as the Company's independent registered public accounting firm for the 2022 fiscal year.
Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Steven Kass (Chairman)
Diane L. Cooper
Scott Branch
    The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Independent Registered Public Accounting Firm Fees
    KPMG, the Company's independent registered public accounting firm for the fiscal years ending September 30, 2021 and 2020, performed the review of each of the Company's quarterly reports for the 2021 and 2020 fiscal years and the audit of the Company's consolidated financial statements and internal control over financial reporting for the years ended September 30, 2021 and 2020.

    The following table sets forth information regarding fees for professional services rendered by KPMG with respect to the 2021 and 2020 fiscal years.

	Fiscal Year 2021	Fiscal Year 2020
Audit Fees (1)	$4,977,848	$4,372,000
Audit-Related Fees (2)	30,326	5,000
Tax Fees (3)	95,154	—
All Other Fees	18,500	18,800
Total	$5,121,828	$4,395,800
    (1)    Audit Fees consist of fees billed, or expected to be billed, for professional services rendered for the audit of the Company's consolidated annual financial statements and internal control over financial reporting, the review of the interim condensed consolidated financial statements included in quarterly reports, and services provided in connection with certain subsidiary statutory and regulatory filings.
    (2)    Audit-Related Fees consist of fees billed, or expected to be billed, for attestation services rendered, including services rendered in connection with certain regulatory requirements of the Company's subsidiaries.
(3)    Tax Fees consist of fees billed, or expected to be billed, for tax consulting services rendered in various jurisdictions in which we operate.
    The Audit Committee's policy is to pre-approve all audit, audit-related, and non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2021 and 2020 fiscal years, 100% of the audit, audit-related, and non-audit services were pre-approved by the Audit Committee.
As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee has delegated certain pre-approval authority to its Chair and a majority of the Audit Committee members, one of which must be the Chair. The Audit Committee member or members to whom such authority is delegated must then report any pre-approval decisions to the Audit Committee at the next scheduled Audit Committee meeting.

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
    Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the shareholders of the Company are entitled to vote at the annual meeting on the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
    Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.
    As described more fully in the Compensation Discussion and Analysis section contained in this Proxy Statement, the Company's executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base salary, bonuses under established bonus plans with objective criteria, a long-term performance incentive plan, discretionary bonuses based on subjective criteria, grants of restricted stock and stock options, health insurance and similar benefits. The bonus payments under the established bonus plan are based upon one or more of the following business criteria: change in share price, adjusted return on equity, control of fixed costs, control of variable costs, and adjusted EBITDA growth. Further indicative of the alignment between executive compensation and shareholder value is the fact that bonuses may be paid in a combination of cash and restricted stock on a basis to be established by the Compensation Committee.
    In addition to following a disciplined approach to growing the Company's business through acquisitions and organic growth initiatives during the year, the executive management team continued to focus its energies in 2021 on upgrading and more tightly integrating the Company’s offerings, platforms, marketing strategy and customer experience, in the belief that this is necessary to achieving its goal of becoming a truly best-in-class global financial franchise. To this end, the Company now offers clearing and execution (both high-touch and electronic), expert risk management and advisory services, and market intelligence across asset classes and markets around the world. Fiscal year 2021 accomplishments include, among other things, the following:

•Leading the Company’s international operations through the worldwide COVID-19 pandemic,
•Achieved record operating revenues of $1,673.1 million, an increase of 27.9% over the prior year,
•Achieved record net operating revenues of $1,150.0 million, an increase of 32.5% over the prior year,
•Achieved net income of $116.3 million,
•Shareholders’ equity grew to $904.0 million, an increase of 17.8% over the prior year,
•Achieved an ROE (return on equity) of 13.9%,
•Leading the Company's integration of the GAIN organization, a global provider of trading services and solutions in spot foreign exchange, precious metals and CFDs.

The advisory vote regarding the compensation of the named executive officers shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 4 - APPROVAL OF THE STONEX GROUP INC.
2022 OMNIBUS INCENTIVE COMPENSATION PLAN

We are asking you to approve the StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”), which the Board of Directors (the “Board”) of StoneX Group Inc. (the “Company”) adopted on January 20, 2022 upon the recommendation of the Compensation Committee (the “Committee”). The Plan will only become effective if approved by the Company’s shareholders on the date of the 2022 Annual Meeting of Shareholders (the “Effective Date”).

The purpose of the Plan is to align the interests of officers, directors, employees and consultants of the Company and its subsidiaries with those of the shareholders by providing the opportunity to receive certain incentive compensation under the Plan. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
The Company believes that incentive compensation, including equity-based compensation is a critical part of its compensation program. Shareholder approval of the Plan would allow the Company to attract and retain talented officers, directors, employees and consultants. Subject to the limitations in the Plan, the types of awards that may be granted under the Plan are: Stock Options, Restricted Stock, and Long-Term Incentive Performance-Based Cash Grant Awards (“LTIPs”, and collectively “Awards”).
The Board recognizes that equity awards dilute existing stockholders. The Compensation Committee reviews the Company's equity program regularly to ensure that the Company balances the goal of compensating and motivating our employees against our stockholders' interest in limiting dilution from equity grants.
If the Plan is not approved by our shareholders, the 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) will remain in effect in its current form, and we will continue to be able to grant equity incentive awards under the 2021 Plan until it expires. However, the ability to grant Stock Options expires under the 2021 Plan on November 15, 2022 and the ability to grant Restricted Stock under the 2021 Plan expires on February 23, 2022. Accordingly, following these expiration dates under the 2021 Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant disadvantage in attracting and retaining talented officers, directors, employees and consultants who contribute to our success.

Considerations for Approval of the Plan
The Plan incorporates certain corporate governance best practices to further align our equity compensation program with the interests of our shareholders. The following is a list of some of these best practices, which are intended to protect the interests of our shareholders:
•Minimum vesting requirements. Awards under the Plan are subject to a minimum vesting period of one year from the date of grant, with only narrow exceptions, which we believe strengthen our participants’ interest in creating long-term value for our shareholders.
•Restricted dividends and dividend equivalents on awards. The Plan permits payment of dividends and dividend equivalents on Awards subject to a vesting condition only if and when the underlying award vests.
•No repricing. Repricing of Stock Options are not be permitted without shareholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.
•No “liberal” share recycling. Shares that are tendered or withheld to satisfy any tax withholding obligations or payment of an option exercise price may not again be available for issuance under the Plan.
•No “liberal” change in control definition. The change in control definition under the Plan is only triggered in those instances where an actual change in control occurs.
•No evergreen provision. The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without shareholder approval.
•Clawback of awards. The Compensation Committee has the authority to subject awards granted under the Plan to any clawback or recoupment policies that the Company has in effect from time to time.
•No tax gross-ups. No participant is entitled under the Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the Plan.

Plan Description
The following summary describes briefly the principal features of the Plan, which is attached as Appendix A to this Proxy Statement. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the Plan.

Plan Administration
The Plan will be administered by the Compensation Committee. The Committee will have the authority to, among other things, interpret the Plan, determine who will be granted awards under the Plan, determine the terms, conditions and timing of each award, determine the duration of any applicable exercise or restriction period, amend the terms of any previously issued grant, and take action as it determines to be necessary or advisable for the administration of the Plan. The Committee may delegate authority to administer the Plan as it deems appropriate, subject to the express limitations set forth in the Plan. In the case of Awards to Directors under the Plan, the powers of the Committee will be exercised by the Board.

Limits on Plan Awards
The Company had 20,089,221 outstanding shares of Company Common Stock (“Company Stock”) as of December 31, 2021. The aggregate number of shares of Company Stock that may be issued or transferred under the Plan as of the Effective Date shall be 2,350,000 minus the number of shares granted under the 2021 Plan between December 31, 2021 and

March 4, 2022 (or such other date on which the Plan is approved by our shareholders). Without exceeding the foregoing aggregate limit, the number of shares of Common Stock that may be issued or transferred under Stock Options and the number of shares of Common Stock that may be issued or transferred under all Restricted Stock Awards may be determined by the Committee. LTIP Awards shall be cashed-based awards (with no shares of Company Stock issued or transferred pursuant to any LTIP Awards). Any shares available under the 2021 Plan will be cancelled upon the approval of the 2022 Plan.
Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any Option or Restricted Stock Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Option or Restricted Stock Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be issued under the Plan pursuant to such limitations.
Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares covered by Grants that were not issued upon the settlement of the Grant, or (d) shares purchased on the open market using the cash proceeds from the exercise of an Option.
Notwithstanding anything in the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Awards.
Notwithstanding anything in the Plan to the contrary, no dividends or dividend equivalents shall be paid on any Award prior to vesting. In the sole discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided, that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividend equivalents relate.

Outstanding and Available Shares
The following table presents certain information with respect to our equity compensation plans as of December 31, 2021.

As of Date	Outstanding Appreciation Awards Under All Plan	Weighted-Average Exercise Price	Weighted-Average Remaining Term	Full Value Awards Outstanding Under All Equity Incentive Plans	Number of Shares Available for Grant Under All Equity Incentive Plans
12/31/2021	1,296,543	$50.46	5.1730	558,054	458,375

Eligibility and Participation
All of the employees of the Company and its affiliates, as well as the Company's non-employee Directors and consultants, will be eligible to participate in the Plan. From time to time, the Compensation Committee (or as to non-employee Directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards. As of December 31, 2021, there were approximately 3,300 employees, 9 non-employee Directors, and 250 Consultants eligible to receive awards under the Plan. The basis for participation in the Plan is the Committee’s decision, in its sole discretion, that an Award to an eligible participant will further the Plan’s purposes of aligning the interests of officers, directors, employees and consultants of the Company and its subsidiaries with those of the shareholders by providing the opportunity to receive certain incentive compensation under the Plan. In exercising its discretion, the Committee will consider the recommendations of management and the purposes of the Plan.

Stock Options
Except as set forth below, the option price of Stock Options granted under the Plan shall not be less than 100% of the fair market value of the stock on the date the option is granted. The option price of Incentive Stock Options granted under the Plan to any individual who possesses more than 10% of the combined voting power of all classes of common stock of the Company shall not be less than 110% of the fair market value of the stock on the date the Stock Option is granted. Any Stock Option that is (1) granted to a Participant in connection with the acquisition by the Company of another entity or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of such acquired entity held by such Participant immediately prior to such acquisition, and (3) intended to preserve for the Participant the economic value of all or a portion of such acquired entity option, may be granted with an option price as the Board determines to be necessary to achieve such preservation of economic value

Except as otherwise provided in the Plan, the Board, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the grant instrument. The Board, in its sole discretion, may accelerate the vesting of any Option at any time.

No Option granted under the Plan may be exercised later than ten (10) years from the date of grant. An Option shall be exercisable only during the term of the Option as long as the Participant remains continuously employed by or providing service to the Employer or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, and unless otherwise provided in the grant instrument, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:

a.for a period ending ninety (90) days after the Participant has terminated his or her continuous employment with the Employer, unless the Participant was terminated for Cause by the Employer, in which case the Option shall terminate upon the delivery of the notice of termination of employment; or
b.for a period ending ninety (90) days after the removal or resignation of the Participant from the Board or the board of directors of any parent entity, subsidiary or any successor thereof on which such Participant has served; or
c.by the estate of the Participant, within one (1) year after the date of the Participant’s death, if the Participant should die while in the continuous employment of the Employer or while serving on the Board of the Company or any parent entity, subsidiary or any successor thereof; or
d.within one (1) year after the Participant’s employment with the Employer terminates, if the Participant becomes disabled during continuous employment with the Company and such Disability is the cause of termination.

Subject to the provisions of any particular Option, including any provisions relating to vesting of the Option, a Participant may exercise the Option, in whole or in part, by any method specified by the Committee in a Grant Agreement or otherwise. A Participant is under no obligation to exercise an Option or any part thereof.

Payment of the exercise price may consist of any combination of cash, certified bank check, wire transfer or, subject to the approval of the Board, specific methods expressly provided in the Plan.

Restricted Stock Awards
A Restricted Stock Award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both.
Subject to the transfer restrictions and vesting requirements of the award, the Participant shall have all rights of a shareholder with respect to the shares of Company Stock granted to the Participant, including the right to vote with respect to the shares. Notwithstanding the foregoing, a (i) Participant shall have no rights as a holder of shares of Common Stock with respect to any Restricted Stock Award until the date the Participant becomes the holder of record of such securities and (ii) no dividends or dividend equivalents shall be paid on any Restricted Stock Award prior to vesting. In the sole discretion of the Committee, a Restricted Stock Award may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided, that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Restricted Stock Award to which such dividend equivalents relate.
Subject to the provisions of the Plan, each Restricted Stock Award granted to a Participant shall be set forth in a grant instrument which shall include such terms and conditions as the Committee determines, including a vesting schedule and transfer restrictions. The Committee may accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

Performance-Based Cash Compensation Awards
Long-Term Incentive Performance-Based Cash Grant Awards (“LTIPs”), are cash-based incentive awards that may be granted to executive Employees of the Company, upon such terms and conditions as the Committee deems appropriate.
Subject to the provisions of the Plan, each LTIP Award granted to a Participant shall be set forth in a grant instrument which shall include such terms and conditions as the Board determines, including a vesting schedule.
The timing and conditions for vesting and/or payment of LTIP Awards, including any events which would accelerate vesting and/or payment of Awards, shall be determined by the Committee, in its sole discretion, and may include continued services to the Company for a specified period and/or the achievement of one or more performance measures, or such other events or requirements as the Committee may determine, in its sole discretion.
A Participant forfeits their rights with respect to outstanding LTIP Awards if they engage in activities that are expressly prohibited by the Plan. The Committee, in its sole discretion, may specify in the applicable grant instrument the effect of termination of employment or service, death, disability or change of control on any Award held by a Participant. Unless otherwise provided by the Committee or set forth in a grant instrument, if a Participant’s employment with the Company or any affiliate shall be terminated for any reason, the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments, vesting or exercisability with respect to any LTIP Award in its entirety.

Minimum Vesting Requirements
Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided that the foregoing restriction does not apply to (i) the Committee’s discretion to provide for accelerated exercisability or vesting of any awards and (ii) 5% or less of the shares of Common Stock available for issuance under the Plan.

Individual Limits
A participant who is a non-employee Director may not receive compensation as a non-employee Director for any fiscal year in excess of $750,000 in the aggregate, including cash payments and awards granted under the Plan.

Effect of Change in Control
Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Restricted Stock Awards shall immediately lapse, and (iii) all LTIP Awards shall become fully vested and shall be paid (with such LTIP Award vesting and payment to be calculated in the same manner as if the Participant was terminated without Cause).
Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Grants in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to (a) in the case of Options, the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options exceeds the Exercise Price of the Options, (b) in the case of Restricted Stock the then Fair Market Value of the shares of Company Stock underlying the Participant’s Restricted Stock award and (c) in the case of LTIP Awards, the fair market value of the LTIP Award as determined by the Board in its sole discretion, (ii) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate or (iii) determine that outstanding Grants that are not exercised or otherwise remain in effect after the Change of Control shall be assumed by, substituted with, converted to or replaced with similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify. The actions taken by the Committee need not be uniform among Participants or among Grants.

Adjustments for Corporate Changes
In the event of a stock dividend, spinoff, recapitalization, stock split, reclassification or other events specified in the Plan that affect the Company or shares of the Company's common stock, the Committee shall have the sole discretion and authority to appropriately and equitably adjust the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, the price per share or the applicable market value of such Grants, and any applicable performance metrics with respect to outstanding Grants shall be to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

Limited Transferability
Only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. LTIP Awards are not transferable. If a Participant dies, any amounts payable after the Participant’s death pursuant to an LTIP Award shall be paid to the personal representative or other person entitled to succeed to the rights of the Participant.
Notwithstanding the foregoing, the Committee may provide, in a grant instrument, that a Participant may transfer Nonqualified Stock Options or Restricted Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Restricted Stock Award and the transferred Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Restricted Stock Award, as applicable, immediately before the transfer.

Term, Amendment and Termination
The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements. The terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.
Unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders, with respect to Options and with respect to Restricted Stock Awards, the Plan shall terminate ten (10) years after the approval of the 2022 Omnibus Incentive Compensation Plan by the shareholders of the Company. With respect to LTIP Awards, the Plan shall continue until terminated by the Board.

No Repricing
Subject to the adjustment provision described above, the terms of outstanding Grants may not be amended to reduce the option price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an option price that is less than the exercise price of the original Options without stockholder approval.

Clawback
Any Grant which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to any such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any law, government regulation or stock exchange listing requirement).
In addition, subject to the requirements of applicable law, the Committee may provide in any grant instrument that, if a Participant breaches any restrictive covenant agreement between the participant and the applicable employing entity or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the applicable employing entity within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine.

Federal Tax Treatment of Awards
The following is a summary of U.S. federal income tax consequences of awards granted under the Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.
The grant of Restricted Stock Awards will generally not result in taxable income to the participant. When the restrictions lapse, the Participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time. The Committee may provide in a grant instrument that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If the Committee requires, or a Participant elects, such election with respect to the Award under Section 83(b) of the Code must be made within thirty (30) days following the date of grant.
If an Option is granted to an employee in accordance with the terms of the Plan, no income will be recognized by such employee at the time the option is granted.
Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the shares of the stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income, and will be deductible for tax purposes by the Company in the year in which the optionee recognizes the ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.
Generally, upon exercise of an Incentive Option, an employee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the employee to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the employee disposes of shares of stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the employee will recognize ordinary income, and the Corporation will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Incentive Option will ordinarily constitute capital gain. In the case of an employee subject to the Section 16(b) restrictions discussed above, the relevant date in measuring the employee's ordinary income and the Company's tax deduction in connection with any such disqualifying disposition will normally be the later of (i) the date the six-month period after the date of grant lapses or (ii) the date of exercise of the Incentive Option.
If an option is exercised through the use of stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired through the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an Incentive Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

Participants Subject to Taxation Outside the United States
With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

New Plan Benefits
A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Plan will be made at the committee’s discretion, subject to the terms of the Plan. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. However, please refer to the 2021 Summary Compensation Table for fiscal year 2021 in this proxy statement which sets forth certain information regarding awards granted to our named executive officers during fiscal year 2021.

Registration with the SEC
If our shareholders approve the Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the Plan.

Equity Compensation Plan Information
The following tables present certain information with respect to our equity compensation plans as of September 30, 2021, all of which have been approved by security holders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (#)	Weighted-average exercise price of outstanding options and rights *	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders	1,806,641	$45.17	2,128,096
Equity compensation plans NOT approved by stockholders	—	$—	—
* Restricted stock, which does not have an exercise price, is excluded in the calculation of weighted-average exercise price.

DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2022 OMNIBUS INCENTIVE COMPENSATION PLAN.
PROPOSAL 5 - OTHER MATTERS

    The Board of Directors does not know of any other matters that will be presented for consideration at the 2022 annual meeting. If any other matters are properly brought before the 2022 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

MANAGEMENT
    The following table lists certain information about the executive officers of the Company:

Name	Age	Director Since	Executive Officer Since	Position with the Company
Sean M. O'Connor	59	2002	2002	Director, Chief Executive Officer and President
William J. Dunaway	50	—	2009	Chief Financial Officer
Aaron Schroeder	46	—	2012	Chief Accounting Officer
Diego A. Rotsztain	51	—	2020	Chief Governance and Legal Officer
Abbey Perkins	52	—	2020	Chief Information Officer
Xuong Nguyen	53	—	2014	Chief Operating Officer
Mark Maurer	44	—	2015	Chief Risk Officer
Philip A. Smith	49	—	2013	Chief Executive Officer - StoneX Financial Ltd
Charles Lyon	46	—	2013	Executive Vice President - StoneX Financial Inc.
Glenn Stevens	58	—	2020	Head of Retail and Foreign Exchange
    The background of the Company's executive officer who also serves as a Director is set forth in Proposal 1 - Election of Directors. The backgrounds of Ms. Perkins, and Messrs. Dunaway, Schroeder, Smith, Lyon, Nguyen, Maurer, Rotsztain and Stevens are set forth below.
    William J. Dunaway was appointed Chief Financial Officer of the Company on October 5, 2009 following the merger with FCStone. From January 2008 until the merger, Mr. Dunaway was the Chief Financial Officer of FCStone. Mr. Dunaway has over twenty-five years of industry experience with the Company and its predecessor companies.
    Aaron Schroeder was appointed as Chief Accounting Officer in December 2014. Mr. Schroeder has been with the Company and FCStone for over fifteen years. Prior to his appointment as Chief Accounting Officer, Mr. Schroeder was Director of Accounting, Group Controller and Assistant Treasurer of the Company and its predecessors. Before coming to work for FCStone, Mr. Schroeder worked as a Senior Associate at the accounting firm, KPMG.
Diego A. Rotsztain was appointed Chief Governance and Legal Officer of the Company on August 1, 2020, following the acquisition of GAIN, where he had served as Executive Vice President, General Counsel and Secretary since January 2011 and Head of Corporate Development since 2012. Prior to joining GAIN, Mr. Rotsztain worked in private practice at Mayer Brown LLP and Davis Polk & Wardwell where he specialized in securities and merger and acquisition transactions and representing public and private companies on their SEC reporting obligations, corporate governance matters and other day-to-day activities. From September 1997 to September 1998, Mr. Rotsztain served as a Law Clerk for the Honorable Judge David G. Trager in the U.S. District Court in the Eastern District of New York.
    Abbey Perkins was appointed Chief Information Officer in 2017 shortly after joining the Company. Prior to joining the Company, Ms. Perkins held a variety of senior roles in the technology and financial units of Balyasny Asset Management, PEAK6 Investments and its subsidiary Apex Clearing Corp – where she was the CFO for both companies - and Citadel Investment Group, resulting in combined over twenty years of experience in the asset management space. Prior to that, Ms. Perkins worked in consulting with what is now PricewaterhouseCoopers, and public accounting at both EY and KPMG.
Xuong Nguyen was appointed as Chief Operating Officer of the Company in October 2015. Prior to that he served as Executive Vice President of the FCM Division of StoneX Financial Inc., a subsidiary of the Company, as well as Chief Operating Officer of additional subsidiaries of the Company. Mr. Nguyen was appointed Chief Executive Officer of FCStone, LLC, the Company's futures commission merchant which was subsequently merged into StoneX Financial Inc., in February 2014 and was Chief Operating Officer of FCStone, LLC for four years prior to his appointment as CEO. Mr. Nguyen previously served as Chief Operating Officer of MFGlobal in the U.S. and served in senior management positions in operations, accounting, project management and audit at Bank of America, JP Morgan (formerly Banc One and First Chicago), ABN Amro, and the Chicago Mercantile Exchange. Mr. Nguyen has over twenty-five years of experience in the derivatives, futures and options marketplace.

    Mark Maurer was appointed as Chief Risk Officer of the Company in July 2021, and previously served as Chief Executive Officer of StoneX Markets LLC, the Company’s swap-dealer subsidiary, having been appointed to that position in October 2014. Mr. Maurer joined the Company in 2010 following the acquisition of The Hanley Group, where he was the Head of Risk. Mr. Maurer's background is founded in risk management with a strong understanding of option portfolios, and he has been in the derivatives, futures and options industry for over fifteen years.
    Philip A. Smith was appointed Chief Executive Officer of the Company’s Europe, Middle East and Africa operations in July 2008 and in January 2015 this responsibility was expanded to include Asia.  Mr. Smith joined the Company in 2004 following its acquisition of Global Currencies Ltd, a U.K. foreign exchange payments company which Mr. Smith joined in 1996 and was made a Director of in 1999. Following its acquisition in 2004 Mr. Smith became CEO of INTL Global Currencies Ltd until its consolidation into StoneX Financial Ltd (formerly known as INTL FCStone Ltd) in 2014. Mr. Smith is the Chief Executive Officer of StoneX Financial Ltd, with regional responsibility for EMEA and Asia.
    Charles Lyon serves as Executive Vice President - Head of Securities of StoneX Financial Inc. (formerly known as INTL FCStone Financial Inc. and INTL FCStone Securities Inc.). This entity merged with the Company's three other domestic regulated entities in July 2015, and Mr. Lyon now oversees the broker-dealer operations of the merged entity. Mr. Lyon was appointed as Chief Executive Officer of StoneX Financial Inc. in December 2012 when it was operating as the Company’s U.S. broker-dealer subsidiary. Mr. Lyon was Head of Securities Trading and Sales as well as Head of Equity Capital Markets of StoneX Financial Inc. from 2004 until 2012, and served various roles for predecessor companies from 1999 until 2004.
    Glenn Stevens joined the Company as Head of Retail and Foreign Exchange on August 1, 2020, following the acquisition of GAIN. Mr. Stevens was a founder and Chief Executive Officer of GAIN for over twenty years, building a business offering retail traders the ability to trade various financial products. Mr. Stevens has over thirty-five years experience in financial markets focusing on foreign exchange products. Prior to GAIN, Mr. Stevens held various senior roles for large financial institutions including NatWest Bank, Bank of America (Merrill Lynch) and Bankers Trust.

Code of Ethics
    The Company has adopted a Code of Ethics which applies to the Company's officers, Directors and employees. A copy of the Company's Code of Ethics is available on the Company's website www.stonex.com.
    The Code of Ethics governs the behavior of all the Company's employees, officers and Directors, including the named executive officers. The Code of Ethics provides that no employee shall engage in any transaction involving the Company if the employee or a member of his or her immediate family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee's normal compensation), unless the transaction or potential benefit and the interest have been disclosed to and approved by the Company.
    If one of the Company's executive officers has the opportunity to invest or otherwise participate in such a transaction, the policy requires the executive to contact the President and the Chairman of the Audit Committee. Any such transaction must be approved by the Audit Committee.
    The Code of Ethics has been adopted by the Board of Directors and any exceptions to the policies set forth in the Code of Ethics must be requested in writing addressed to the Audit Committee of the Board of Directors. If an executive officer requests an exception, the request must be delivered to the Chairman of the Audit Committee and no exceptions shall be effective unless approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of the most recent report date in the case of Institutions and Funds, or as of December 31, 2021, by:
•each person known by the Company to own more than 5% of the Company's common stock,
•each Director and nominee for Director of the Company,
•each of the Company's executive officers named in the “2021 Summary Compensation Table”,
•additional executive officers identified within this Proxy Statement, and
•all of the Company's executive officers and Directors of the Company as a group.

Name	Number of Shares Beneficially Owned (1) (2)	Percent of Class
Institutions and Funds
BlackRock Institutional Trust Company, N.A. (3)	2,485,882	12.37%
Van Berkom & Associates Inc. (4)	1,640,886	8.17%
Nine Ten Capital Management LLC (5)	1,094,607	5.45%
The Vanguard Group, Inc. (6)	1,035,072	5.15%
Officers and Directors
Sean M. O'Connor (7) (8) (9)	1,253,383	6.23%
Scott J. Branch (10) (11)	837,033	4.17%
John Radziwill (12) (13)	460,123	2.29%
Philip A. Smith (14)	180,243	*
Xuong Nguyen (15)	89,404	*
William J. Dunaway (16)	83,748	*
Bruce Krehbiel (17)	70,142	*
Charles M. Lyon (18)	57,050	*
John M. Fowler (19)	54,968	*
Mark Maurer (20)	51,122	*
Glenn Stevens (21)	32,767	*
Eric Parthemore (22)	20,462	*
Aaron M. Schroeder (23)	16,607	*
Dhamu R. Thamodaran (24)	10,585	*
Steven Kass (25)	9,750	*
Diego A. Rotsztain (26)	7,593	*
Diane L. Cooper (27)	5,200	*
Abbey Perkins (28)	3,403	*
Annabelle Bexiga (29)	3,107	*

All Directors and executive officers as a group (19 persons) (30)	3,246,690	15.98%
*Less than 1.0%
(1)    Except as otherwise noted, all shares were owned directly with sole voting and investment power.
(2)    Includes shares of common stock that can be acquired under vested stock options within 60 days from December 31, 2021 and unvested restricted shares granted through December 31, 2021.
(3)    The address of BlackRock Institutional Trust Company, N.A. is 400 Howard St., San Francisco, CA 94105.
(4)    The address of Van Berkom & Associates Inc. is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8.
(5)    The address of Nine Ten Capital Management, LLC is 1603 Orrington Ave., Suite 1650, Evanston, IL 60201.
(6)    The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(7)    The address of Sean M. O'Connor is 230 Park Avenue, 10th Floor, New York, New York 10169.

    (8)    Includes 780,434 shares held by Darseaker Limited Trust.  Family members of Mr. O'Connor may become beneficiaries of the Trust.
(9)    Includes 40,000 shares that Mr. O'Connor may acquire under vested stock options and 33,623 unvested restricted shares.
(10)    Includes 376,000 shares owned by Mr. Branch's spouse, Barbara Branch.
(11)    Includes 3,189 unvested restricted shares.
(12)    Includes 5,186 unvested restricted shares.
(13)    Includes 424,515 shares owned through Basic Management Company Inc.
(14)    Includes 20,000 shares that Mr. Smith may acquire under vested stock options and 19,013 unvested restricted shares.
(15)    Includes 20,000 shares that Mr. Nguyen may acquire under vested stock options and 17,187 unvested restricted shares.
(16)    Includes 20,000 shares that Mr. Dunaway may acquire under vested stock options and 15,361 unvested restricted shares.
(17)    Includes 4,655 unvested restricted shares and 40,000 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is manager.
(18)    Includes 20,000 shares that Mr. Lyon may acquire under vested stock options and 19,013 unvested restricted shares.
(19)    Includes 4,507 unvested restricted shares and 1,600 shares owned by Mr. Fowler's spouse.
(20)    Includes 20,000 shares that Mr. Maurer may acquire under vested stock options and 15,361 unvested restricted shares.
(21)    Includes 6,267 unvested restricted shares.
(22)    Includes 4,836 unvested restricted shares.
(23)    Includes 3,325 unvested restricted shares.
(24)    Includes 585 unvested restricted shares.
(25)    Includes 4,823 unvested restricted shares.
(26)    Includes 2,294 unvested restricted shares.
(27)    Includes 3,189 unvested restricted shares.
(28)    Includes 1,353 unvested restricted shares.
(29)    Includes 2,617 unvested restricted shares.
(30)    Includes 140,000 shares issuable upon the exercise of currently vested stock options and 166,384 unvested restricted stock shares.
Delinquent Section 16(a) Reports
    Section 16(a) of the Securities Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.
    Based solely on the review of such reports, the Company is aware of one report by Mr. O'Connor with respect to one transaction under Section 16(a) which was not filed on a timely basis for transactions occurring during the 2021 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
    One of the Company's Directors, Bruce Krehbiel, was executive officer of Kanza Cooperative Association, an agricultural cooperative that utilized the services of the Company during the 2021 fiscal year. Mr. Krehbiel has served as a Director of the Company or a predecessor since 1988, and the ongoing relationship between the cooperative and the Company and predecessor has been fully disclosed to and ratified by the Board of Directors. The amount paid by this cooperative for our services during the 2021 fiscal year was $194,077. The Company's policy is that all transactions between the Company and its officers, Directors and/or five percent stockholders must be on terms that are no more favorable to those related parties than the terms provided to our other customers. The amount paid by this cooperative complied with this policy.
GENERAL INFORMATION
Shareholder Proposals
    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2023 annual meeting of shareholders and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company at its corporate offices no later than September 23, 2022, which is 120 calendar days prior to the first anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
    If a shareholder wishes to present a proposal at the Company's 2023 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by December 7, 2022, as required by SEC Rule 14a-4(c)(1).
    Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.
Solicitation
    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.
Availability of Annual Report on Form 10-K
    The Company will provide the Company's Annual Report on Form 10-K for the 2021 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to StoneX Group Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. Exhibits to the Annual Report on Form 10-K will also be provided upon specific request.

John Radziwill
Chairman
January 21, 2022

Exhibit A

StoneX Group Inc.

2022 OMNIBUS INCENTIVE COMPENSATION PLAN

StoneX Group Inc., a Delaware corporation (the “Company”), has previously adopted this StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”). In 2021, the following plans: (i) the INTL FCStone Inc. 2013 Stock Option Plan, (ii) the INTL FCStone Inc. 2017 Restricted Stock Plan and (iii) the INTL FCStone Inc. 2016 Long-Term Performance Incentive Plan (together, the “Prior Plans”) were merged with and into the 2021 Omnibus Incentive Compensation Plan. The Plan supersedes the 2021 Omnibus Incentive Compensation Plan. Outstanding grants under the Prior Plans shall continue in effect according to their terms as in effect at this time (subject to such amendments as the Committee (as defined below) determines, consistent with the Prior Plans, as applicable). Any shares available under the Prior Plans will be cancelled upon the approval of the 2022 Omnibus Incentive Compensation Plan. The Company commits to reduce the Plan share reserve by the number of shares granted under the 2021 Omnibus Incentive Compensation Plan between December 31, 2021 and March 4, 2022 (the “2022 Grants”) if the Plan is approved at the Annual Meeting of Shareholders.

The purpose of the Plan is to further align the interests of officers, directors, employees and consultants of StoneX Group Inc. and its subsidiaries with those of the shareholders by providing the opportunity to receive certain incentive compensation opportunities under the Plan. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective upon its adoption by the Board of Directors of the Company (the “Board”) and its approval by the Company’s shareholders on the date of the 2022 Annual Meeting of Shareholders (the “Effective Date”).

Section 1. Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a) “Cause” shall mean, except to the extent otherwise set forth in a Grant Instrument or an employment or service contract between the Participant and the Employer, a finding by the Committee that the Participant has (i) materially breached his or her employment or service contract with the Employer, or any other written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer, (ii) engaged in gross negligence (other than as a result of Disability or occurring after the Participant’s provision of notice in connection with a resignation for Good Reason) or willful misconduct in carrying out his or her duties, resulting in material injury to the Company, monetarily or otherwise, (iii) materially breached any fiduciary obligations as an officer of the Company, or (iv) been convicted by a court of law of, or entered of a pleading of guilty or nolo contendere with respect to, a felony or any other crime for which fraud or dishonesty is a material element, excluding traffic violations.

For purposes of determining Cause, no act or omission by the Grantee shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the Grantee’s action or omission was in the best interests of the Company. Any act or failure to act based upon: (a) authority given pursuant to a resolution duly adopted by the Board, or (b) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Grantee in good faith and in the best interests of the Company. In addition, as to items (i)-(iii) above, if the action or inaction in question is susceptible of a cure, then no finding of Cause shall occur prior to written notice to the Grantee setting forth in reasonable detail the action or inaction at issue, and the Grantee’s failure to cure such condition following a cure period of no less than fifteen (15) days.

(b) “Change of Control” shall mean, except to the extent otherwise set forth in a Grant Instrument, a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, (iii) Change in the Ownership of Assets of the Company, or (iv) a Merger, in the case of each of clauses (i), (ii), (iii) and (iv), as described herein and construed in accordance with Section 409A of the Code, or (v) a liquidation or dissolution of the Company; except that no Change of Control shall be deemed to occur as a result of a change of ownership resulting from the death of a stockholder or a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote).

(i) A “Change in Ownership of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock previously held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of the Company or to cause a Change in

Effective Control of the Company (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii) A “Change in Effective Control of the Company” shall occur if, in any twelve-month period, (A) a Person, or Persons Acting as a Group, acquires ownership of capital stock of the Company possessing 30% or more of the total voting power of the capital stock of the Company, or (B) a majority of the members of the Board are not Continuing Directors. “Continuing Directors” means, as of any date of determination, any member of the Board who (1) was a member of the Board on the Effective Date or (2) was nominated for election, elected or appointed to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

(iii) A “Change in the Ownership of Assets of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the twelve-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv) A “Merger” shall occur upon the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that, immediately following such transaction, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger, amalgamation or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such transaction, 50% or more of the total fair market value or total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then-outstanding Company Stock or the combined fair market value or voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control.

(v) The following rules of construction apply in interpreting the definition of Change of Control:

(A) A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, and the rules and regulations thereunder, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the capital stock of the Company in a registered public offering.

(B) Persons will be considered to be “Persons Acting as a Group” (or “Group”) if (i) they are considered to be acting as a group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations thereunder or (ii) they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) For purposes of the definition of Change of Control, “fair market value” shall be determined by the Board.

(D) A Change of Control shall not include a transfer to a related person as described in Code Section 409A or a public offering of capital stock of the Company.

(E) For purposes of the definition of Change of Control, Code Section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treas. Reg. § 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(c) “Client” shall mean any client or prospective client of the Company to whom the Participant provided services, or for whom the Participant transacted business, or whose identity become known to the Participant in connection with the Participant’s relationship with or employ by the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and Treasury guidance issued thereunder.

(e) “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(f) “Company Stock” shall mean Common Stock, $0.01 par value per share, of the Company.

(g) “Competitive Enterprise” shall mean a business enterprise that (a) engages in any activity, (b) owns or controls a significant interest in or (c) is owned by, or a significant interest in which is owned by or controlled by, any entity that engages in any activity, that, in any case, competes anywhere with any activity in which the Company is engaged.

(h) “Competition” shall mean that the Participant (i) forms, or acquires a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise, or (ii) associates in any capacity (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise.

(i) “Consultant” shall mean a consultant of the Company or any subsidiary of the Company.

(j) “Director” shall mean a member of the Board or, solely for the purposes of awards of Options, a member of the board of directors of any subsidiary of the Company.

(k) “Disability” or “Disabled” shall have the meaning set forth in Section 409A(a)(2)(C) of the Internal Revenue Code.

(l) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Consultant or Director (so that, for purposes of satisfying conditions with respect to Options, Restricted Stock Awards and LTIP Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be any of an Officer, Director, Employee or Consultant).

(m) “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of the Plan, unless the Committee determines otherwise.

(n) “Employer” shall mean the Company and each of its subsidiaries.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules, regulations and applicable guidance issued thereunder.

(p) “Fair Market Value” shall mean (i) if the Company Stock is traded on an established securities market (including the NASDAQ Stock Market), the reported “closing price” on the relevant date, if it is a trading day; otherwise on the immediately preceding trading day; or (ii) if the Company Stock is not traded on an established securities market, the fair market value, as determined by the Board in good faith under a reasonable valuation method, as of the valuation date coinciding with or, if none, most recently preceding the relevant date. Such fair market valuation determination shall be made in a manner consistent with the rules prescribed under Section 409A of the Code, and with respect to Incentive Stock Options, consistent with rules prescribed under Section 422 of the Code.

(q) “Grant” shall mean an Option, Restricted Stock Award or LTIP Award granted under the Plan.

(r) “Grant Instrument” shall mean the written or electronic agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(s) “Good Reason” unless otherwise set forth in a Grant Instrument or an employment or service contract between the Participant and the Employer, shall mean (i) a reduction in the Participant’s base salary, other than a reduction at the substantially similar rate to reductions in base salary of all similarly situated employees or (ii) the Employer requiring the Participant’s principal place of employment to be located more than thirty-five (35) miles from the location where the Participant is principally employed as of the Grant Date, unless the new location is closer in distance to the Participant’s primary residence than the existing location.

(t) “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(u) “LTIP Award” shall mean a long term incentive performance-based cash grant awarded under the Plan, which may include performance-based interest accrual opportunities.

(v) “Mature Shares” shall mean shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(w) “Nonqualified Stock Option” shall mean an Option that is not intended to be taxed as an Incentive Stock Option.

(x) “Officer” shall mean a person who is an officer of the Company or any of its subsidiaries within the meaning of Section 16 of the Exchange Act.

(y) “Option” shall mean an option to purchase shares of Company Stock, as described in Section 6, which shall take the form of either an Incentive Stock Option or a Nonqualified Stock Option.

(z) “Participant” shall mean an Officer, Director, Employee or Consultant selected by the Committee to participate in the Plan.

(aa) “Restricted Stock Award” shall mean an award of Company Stock, as described in Section 6.

(bb) “Retirement” shall mean termination of the Participant’s employment or service as a Director (other than for Cause) on or after the date of grant at a time when (a) the sum of the Participant’s age plus years of service with the Company equals or exceeds sixty-five (65) and (b) the Participant has completed at least ten (10) years of service with the Company (with years of service for purposes of (a) and (b) to include service with any predecessor of the Company, unless determined otherwise by the Committee).

(cc) “Solicit” shall mean any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking an action.

Section 2. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Notwithstanding the foregoing, with respect to awards to Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

(b) Committee Authority. Subject to Section 2(a), the Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made, (iv) determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grants, subject to the provisions of Section 12 below, (vi) make factual determinations and adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion and (vii) deal with any other matters arising under the Plan. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to Participants or Grants.

(c) Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more Officers the authority of the Committee to grant and determine the terms and conditions of Options and Restricted Stock Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Grants to any members of the Board or to any Officer. The Committee shall also be permitted to delegate, to any appropriate Officer or Employee, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to Officers or Employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such Officer or Employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

Section 3. Grants

Grants under the Plan may consist of Options as described in Section 5, Restricted Stock Awards as described in Section 6, and LTIP Awards as described in Section 7. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final, conclusive and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

Section 4. Shares Subject to the Plan

(a) Shares Authorized. The aggregate number of shares of Company Stock that may be issued or transferred under the Plan (including shares of Company Stock subject to outstanding grants under the Prior Plans) as of the Effective Date shall be 2,350,000 minus the number of shares subject to 2022 Grants. Without exceeding the foregoing aggregate limit, the number of shares of Common Stock that may be issued or transferred under Options and the number of shares of Common Stock that may be issued or transferred under all Restricted Stock Awards may be determined by the Committee.

LTIP Awards shall be cashed based awards (with no shares of Common Stock issued or transferred pursuant to any LTIP Awards).

(b) Source of Shares; Share Counting. Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any Option or Restricted Stock Award involving the issuance of shares of Common Stock, including for this purpose any 2022 Grants, is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Option or Restricted Stock Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be issued under the Plan pursuant to such limitations. Notwithstanding anything to the contrary contained herein: shares subject to a Grant under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares covered by Grants that were not issued upon the settlement of the Grant, or (d) shares purchased on the open market using the cash proceeds from the exercise of an Option.

(c) Adjustments. If, after the Effective Date, there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, amalgamation, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, the price per share or the applicable market value of such Grants and any applicable performance metrics with respect to outstanding Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Grants shall be consistent with Section 409A or 424 of the Code, to the extent applicable. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, conclusive and binding.

(d) Minimum Vesting. Notwithstanding anything in the Plan to the contrary, awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided that the foregoing restriction does not apply to (i) the Committee’s discretion to provide for accelerated exercisability or vesting of any awards and (ii) 5% or less of the shares of Common Stock available for issuance under the Plan (as set forth in Section 4(a), as may be adjusted pursuant to Section 4(c)).

(e) Dividends and Dividend Equivalents. Notwithstanding anything in this Plan to the contrary, no dividends or dividend equivalents shall be paid on any award prior to vesting. In the sole discretion of the Committee, an award may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividend equivalents relate.

(f) A Participant who is a non-employee Director may not receive compensation as a non-employee Director for any fiscal year in excess of $750,000 in the aggregate, including cash payments and Awards.

Section 5. Options

(a) Eligible Participants. The Committee may grant Options to an Officer, Director, Employee or Consultant upon such terms as the Committee deems appropriate. In order to be eligible for an Incentive Stock Option, a Director or Consultant must also be a common law employee of the Company as provided in Section 422 of the Code.

(b) Selection of Participants/Number of Shares. The Committee shall select the Officers, Directors, Employees and Consultants to receive Option grants and shall determine the number of shares of Company Stock subject to a particular grant in such matter as the Committee determines.

(c) Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of shares of Company Stock with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.

(d) Limitation on Annual Grants of Options. No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 shares of Company Stock. The limitation described in this Section 5(d) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 4(c) of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 4(c) of the Plan), the canceled Option will be counted against the limitation described in this Section 5(d).

(e) Grant Instrument. Subject to the provisions of the Plan, each Option granted to Participant shall be set forth in a Grant Instrument which shall include such terms and conditions as the Board determines, including a vesting schedule. Each such Grant Instrument shall incorporate the provisions of the Plan by reference. The date of the grant of an Option is the date specified in the Grant Instrument. Any Grant Instrument shall clearly identify the corresponding Option as an Incentive Stock Option or Nonqualified Stock Option.

(f) Option Prices. Except as otherwise provided by this Section 5(f), the option price for Shares of Company Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for any Incentive Stock Option granted to a Participant who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option. Any Option that is (1) granted to a Participant in connection with the acquisition, however effected, by the Company of another corporation or entity or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of such acquired corporation, entity or an affiliate thereof held by such Participant immediately prior to such acquisition, and (3) intended to preserve for the Participant the economic value of all or a portion of such acquired entity option, may be granted with such exercise price as the Board determines to be necessary to achieve such preservation of economic value. For purposes of this Section 5(f), a Participant’s common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

(g) Term of Options. No Option, including Incentive Stock Options, granted under the Plan may be exercised later than ten (10) years from the date of grant. The term for any Incentive Stock Option granted to a Participant who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be more than five (5) years from the date of grant. For purposes of this Section 5(g), a Participant’s common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

(h) Exercise of Option.

(i) Limitation on Exercise of Option. Except as otherwise provided in the Plan, the Board, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Grant Instrument. The Board, in its sole discretion, may accelerate the vesting of any Option at any time.

(ii) Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Participant remains continuously Employed by or providing service to the Employer or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, and unless otherwise provided in the Grant Instrument, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:

(A) for a period ending ninety (90) days after the Participant has terminated his or her continuous employment with the Employer, unless the Participant was terminated for Cause by the Employer, in which case the Option shall terminate upon the delivery of the notice of termination of employment; or

(B) for a period ending ninety (90) days after the removal or resignation of the Participant from the Board or the board of directors of any parent entity, subsidiary or any successor thereof on which such Participant has served; or

(C) by the estate of the Participant, within one (1) year after the date of the Participant’s death, if the Participant should die while in the continuous employment of the Employer or while serving on the Board of the Company or any parent entity, subsidiary or any successor thereof; or

(D) within one (1) year after the Participant’s employment with the Employer terminates, if the Participant becomes disabled during continuous employment with the Company and such Disability is the cause of termination.

(iii) Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of the Option, a Participant may exercise the Option, in whole or in part, by any method specified by the Committee in a Grant Agreement or otherwise. In no event may an Option be exercised after the expiration of its term. A Participant is under no obligation to exercise an Option or any part thereof.

(i) Payment for Option Stock. The exercise of any Option shall be contingent upon receipt by the Company of the acceptable form of consideration equal to the full option price of the shares of Company Stock being purchased. The acceptable form of consideration may consist of any combination of (i) cash, (ii) certified bank check, (iii) wire transfer, (iv) subject to the approval of the Board, Mature Shares, (v) pursuant to procedures approved by the Board, (x) through the sale of the shares of Company Stock acquired on exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of applicable withholding taxes payable by the Participant by reason of such exercise, or (y) through simultaneous sale through a broker of shares of Company Stock acquired upon exercise. For purposes of Section 5(iv), Mature Shares that are delivered in payment of the option price shall be valued at their Fair Market Value.

(j) Delivery of Stock to Participant. Provided the Participant has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Company Stock which the Participant elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Company Stock, the Company may require such additional payments from the Participant as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal, state, local and foreign income tax withholding requirements.

(k) Nontransferability of Options. Except as otherwise provided in Section 5(h)(C) or (D) of the Plan, an Option granted to a Participant may be exercised only during such Participant’s lifetime by such Participant. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of a Participant. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions of the Plan, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

(l) Notification of Disqualifying Disposition. If a Participant sells or otherwise disposes of any of the shares of Common Stock acquired pursuant to an Incentive Stock Option on or before the later of (i) two (2) years after the date of grant, or (ii) one (1) year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition.

(m) Participant’s Rights as a Holder of Shares of Common Stock. A Participant shall have no rights as a holder of shares of Common Stock Subject to an Option until the date the Participant becomes the holder of record of such securities. Except as otherwise provided in Section 12 of the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(n) Termination of Employment; Death; Change of Control. The Committee, in its sole discretion, may specify in the applicable Grant Instrument or other agreement the effect of a termination of employment or service, death, Disability or a Change of Control on any Award held by a Participant, including the adjustment or other treatment of performance measures.

Unless otherwise provided by the Committee or set forth in a Grant Instrument or other agreement, if a Participant's employment with the Company or any affiliate shall be terminated for any reason, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Option in its entirety.

Section 6. Restricted Stock Awards

(a) Eligible Participants. The Committee may issue or transfer shares of Company Stock to an Officer, Director or Employee under a Restricted Stock Award, upon such terms as the Committee deems appropriate.

(b) Selection of Participants/Number of Shares. The Committee shall select the Officers, Directors and Employees to receive Restricted Stock Awards and shall determine the number of shares of Company Stock subject to a particular grant in such matter as the Committee determines.

(c) Grant Instrument. Subject to the provisions of the Plan, each Restricted Stock Award granted to a Participant shall be set forth in a Grant Instrument which shall include such terms and conditions as the Board determines, including a vesting schedule and transfer restrictions. Each such Grant Instrument shall incorporate the provisions of the Plan by reference. The date of the grant of a Restricted Stock Award is the date specified in the Grant Instrument.

(d) Purchase Price. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

(e) Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Grant Instrument, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment or service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

(f) Restrictions/Forfeiture. Shares of Company Stock granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. In addition to any otherwise applicable vesting or performance conditions of a Restricted Stock Award, the Committee may specify in a Grant Instrument at the time of the grant of any Restricted Stock Award that the Participant’s rights with respect to a Restricted Stock Award shall be subject to cancellation or forfeiture upon the occurrence of certain specified events. The Committee may require in a Grant Instrument that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

(g) Rights as Shareholder. Subject to the foregoing provisions of this Section 6 and the applicable Grant Instrument, the Participant shall have all rights of a shareholder with respect to the shares of Company Stock granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, subject to Section 4(e). Notwithstanding the foregoing, a Participant shall have no rights as a holder of shares of Common Stock with respect to any Restricted Stock Award until the date the Participant becomes the holder of record of such securities.

(h) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in a Grant Instrument that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

(i) Termination of Employment; Death; Change of Control. The Committee, in its sole discretion, may specify in the applicable Grant Instrument or other agreement the effect of a termination of employment or service, death, Disability or a Change of Control on any Award held by a Participant, including the adjustment or other treatment of performance measures. Unless otherwise provided by the Committee or set forth in a Grant Instrument or other agreement, if a Participant’s employment with the Company or any affiliate shall be terminated for any reason, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further vesting with respect to any Restricted Stock Award in its entirety.

Section 7. Performance-Based Cash Compensation Awards

(a) Eligible Participants. The Committee may grant LTIP Awards to Officers and Employees of the Company, upon such terms and conditions as the Committee deems appropriate.

(b) Selection of Participants/Number of Shares. The Committee shall select the Officers and Employees to receive LTIP Awards and shall determine the cash target subject to a particular grant in such matter as the Committee determines.

(c) Grant Instrument. Subject to the provisions of the Plan, each LTIP Award granted to a Participant shall be set forth in a Grant Instrument which shall include such terms and conditions as the Board determines, including a vesting schedule. Each such Grant Instrument shall incorporate the provisions of the Plan by reference. The date of the grant of an LTIP Award is the date specified in the Grant Instrument.

(d) Purchase Price. The Committee may require the payment by the Participant of a specified purchase price in connection with any LTIP Award.

(e) Vesting; Performance Measures; Payment. The timing and conditions for vesting and/or payment of LTIP Awards, including any events which would accelerate vesting and/or payment of Awards, shall be determined by the Committee, in its sole discretion, and may include continued services to the Company for a specified period and/or the achievement of one or more performance measures, or such other events or requirements as the Committee may determine, in its sole discretion. In particular, the amounts payable under an LTIP Award may vary based on, be indexed to, or be conditioned all or in part on, the satisfaction of one or more performance measures, which performance measures may relate to such measures or combination of measures of individual performance and/or the Company’s performance (including, without limitation, any divisional, business unit or other performance) as the Committee, in its sole discretion, deems appropriate. Performance measures may be absolute or relative, may include, without limitation, risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence, may be measured over a specified performance period which may be a fiscal year or any longer or shorter period of time, and may be based on, without limitation, return on equity, EBITDA, return on common equity, total shareholder return, market price of the Company’s common stock or the market price, face amount or discounted value of other debt or equity securities, book value per share, tangible book value per share, earnings per share, net income, pre-tax operating income, net revenues or pre-tax earnings or debt-to-equity ratio. If the vesting and/or performance measures of a LTIP Award shall not be satisfied, the Award shall be forfeited.

(f) Forfeiture; Recapture. Unless the Committee determines otherwise, the Participant’s rights in respect of all of his or her outstanding LTIP Awards (whether or not vested) shall immediately terminate and such Awards shall cease to be outstanding if: (i) the Participant in any manner, directly or indirectly, (1) Solicits any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company or (2) interferes with or damages (or attempts to interfere with or damage) any relationship between the Company and any Client or (3) Solicits any person who is an employee of the Company to resign from the Company or to apply for or accept employment with any Competitive Enterprise, (ii) the Participant fails to certify to the Company, in accordance with procedures established by the Committee, that the Participant has complied, or the Committee determines that the Participant in fact has failed to comply, with all the terms and conditions of the Plan or Grant Instrument or (iii) any event constituting Cause occurs with respect to the Participant. By accepting any payment in accordance with the Plan, the Participant shall be deemed to have represented and certified at such time that the Participant has complied with all the terms and conditions of the Plan and the Grant Instrument.

(g) Termination of Employment; Death; Change of Control. The Committee, in its sole discretion, may specify in the applicable Grant Instrument or other agreement the effect of a termination of employment or service, death, Disability or a Change of Control on any Award held by a Participant, including the adjustment or other treatment of performance measures. Unless otherwise provided by the Committee or set forth in a Grant Instrument or other agreement, if a Participant’s employment with the Company or any affiliate shall be terminated for any reason, the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments or vesting with respect to any LTIP Award in its entirety.

(h) Deferral of Awards. Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval and to the extent permitted under Section 409A of the Code, each Participant may be eligible to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company, of part or all of any payments otherwise due under any LTIP Award.

(i) Maximum Amount. Notwithstanding anything to the contrary in the Plan or any applicable Grant Instrument, no Participant shall receive any payment under any LTIP Award in an amount in excess of the amount stated as the “Maximum Individual Bonus” under the StoneX Group Inc. 2021 Executive Performance Plan or such other successor plan, as the Committee may determine.

(j) Repayment. The Committee may determine that amounts paid pursuant to an LTIP Award in accordance with the Plan be repaid to the Company, which terms shall be set forth in the applicable Grant Instrument.

Section 8. Consequences of a Change of Control

(a) Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Restricted Stock Awards shall immediately lapse, and (iii) all LTIP Awards shall become fully vested and shall be paid (with such LTIP Award vesting and payment to be calculated in the same manner as if the Participant was terminated without Cause).

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Grants in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to (a) in the case of Options, the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options exceeds the Exercise Price of the Options, (b) in the case of Restricted Stock the then Fair Market Value of the shares of Company Stock underlying the Participant’s Restricted Stock award and (c) in the case of LTIP Awards, the fair market value of the LTIP Award as determined by the Board in its sole discretion, (ii) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate or (iii) determine that outstanding Grants that are not exercised or otherwise remain in effect after the Change of Control shall be assumed by, substituted with, converted to or replaced with similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify. The actions taken by the Committee pursuant to this Section 8 need not be uniform among Participants or among Grants.

(c) Notices. Notwithstanding anything in the Plan to the contrary, the Company shall use its best efforts to give at least fifteen (15) days written notice of a Change of Control to holders of unexercised Options prior to the effective date of the transaction constituting a Change of Control.

(d) Section 280G Better Off-Cutback.

(i) Anything in the Plan to the contrary notwithstanding, in the event that the Accounting Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, the Accounting Firm shall determine whether some amount of Plan Payments (as defined below) meets the definition of “Reduced Amount.” If the Accounting Firm determines that there is a Reduced Amount, then the aggregate Plan Payments shall be reduced to such Reduced Amount.
(ii) If the Accounting Firm determines that the aggregate Plan Payments should be reduced to the Reduced Amount, the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof. Notwithstanding the provisions of Section 2(c), all determinations made by the Accounting Firm under this Section 8(d) shall be binding upon the Company. In connection with making determinations under this Section 8(d), the Accounting Firm shall take into account the value of any reasonable compensation for services to be rendered by the Participant before or after the Change in Control, including any non-competition provisions that may apply to the Participant, and the Company shall cooperate in the valuation of any such services, including any non-competition provisions.
(iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the Participant’s benefit pursuant to the Plan which should not have been so paid or distributed (each, an “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the Participant’s benefit pursuant to the Plan could have been so paid or distributed (each, an “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Participant which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the Participant’s benefit shall be repaid by the Participant to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such repayment shall be required if and to the extent such deemed repayment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the Participant’s benefit together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. All fees and expenses of the Accounting Firm in implementing the provisions of this Section 8(d) shall be borne by the Company.
(iv) The following terms shall have the following meanings for purposes of this Section 8(d).
(A) A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the Participant’s benefit, whether paid or payable pursuant to this Agreement or otherwise;
(B) “Accounting Firm” shall mean a nationally recognized accounting firm as selected by the Company;
(C) “Plan Payment” shall mean a Payment paid or payable pursuant to the Plan (disregarding this Section 8(d));
(D) “Net After-Tax Receipt” shall mean the Present Value of a Payment net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Participant shall certify, in the Participant’s sole discretion, as likely to apply to the Participant in the relevant tax year(s);
(E) “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment; and
(F) “Reduced Amount” shall mean the amount of the Plan Payments that (x) has a Present Value that is less than the Present Value of all Plan Payments and (y) results in aggregate Net After-Tax Receipts for all Payments that are greater than the Net After-Tax Receipts for all Payments that would result if the aggregate Present Value of the Plan Payments were any other amount that is less than the Present Value of all Plan Payments.

Section 9. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 10. Transferability of Grants

(a) Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution. LTIP Awards are not transferable. If a Participant dies, any amounts payable after the Participant’s death pursuant to an LTIP Award shall be paid to the personal representative or other person entitled to succeed to the rights of the Participant.

(b) Transfer of Nonqualified Stock Options or Restricted Stock Awards. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options or Restricted Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Restricted Stock Award and the transferred Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Restricted Stock Award, as applicable, immediately before the transfer.

Section 11. Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the

Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 12. Amendment and Termination of the Plan

(a) Amendment; No Repricing. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements. The terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

(b) Termination of Plan. Unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders, with respect to Options and with respect to Restricted Stock Awards, the Plan shall terminate ten (10) years after the approval of the 2022 Omnibus Incentive Compensation Plan by the shareholders of the Company.

With respect to LTIP Awards, the Plan shall continue until terminated by the Board.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made, or an outstanding Grant, shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 13(f) below.

Section 13. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with a corporate merger, consolidation, the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, the acquisition of stock or property, reorganization or liquidation involving the Company, including Grants to employees or another corporation, firm or association who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the exercise price of Options at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d) Rights of Participants. Nothing in the Plan shall entitle any Officer, Director, Employee, Consultant or other person to any claim or right to receive a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code and that, to the extent applicable, Grants and LTIP Awards comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Grants issued under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes, additional interest or other adverse tax consequences under Section 409A(a)(1)(B) of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set

forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. To the extent required under Section 409A of the Code, payments or distributions to a Participant who is a “specified employee” (within the meaning of such term under Section 409A of the Code) upon his or her separation from service shall be postponed and subject to a six (6)-month delay and shall be paid within fifteen (15) days after the end of the six (6)-month period following separation from service or if the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of the Participant’s estate within sixty (60) days after the date of the Participant’s death. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A- 2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of a Grant where such payment or settlement constitutes deferred compensation within the meaning of Code Section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation Section 1.409A-3(j)(4) or any successor provision.

(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while Employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option and/or the vesting and payment of any other Grant or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. In addition, any Grant which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to any such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any law, government regulation or stock exchange listing requirement).

(i) Clawback Policy. In May 2021, the Company adopted a “Clawback Policy” which permits the Committee, in its discretion and in accordance with principles established by the Committee from time to time, to approve the recoupment, repayment or forfeiture, as applicable, of any incentive-based compensation paid to any “officer” of the Company as defined under Rule 16a- 1(f) under the Securities Exchange Act of 1934 (a “Covered Executive”), if the Committee determines that:

a. the amount of Incentive-Based Compensation paid was based on the achievement of financial results that were subsequently the subject of a material accounting restatement that occurred within three years of such payment (except in the case of a restatement due to a change in accounting policy or simple error);
b. the Covered Executive engaged in fraud, gross negligence or intentional misconduct; or
c. the Covered Executive deliberately misled the market or the Company’s stockholders regarding the Company’s financial performance.

(j) Right of Offset. To the extent permitted by Section 409A of the Code, the Company shall have the right to offset against its obligation to pay an LTIP Award to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any LTIP Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

(k) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

StoneX® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by March 3, 2022 at 11:59 P.M., Eastern Time.

Online
Go to **www.envisionreports.com/SNEX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SNEX

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Annabelle G. Bexiga	☐	☐	02 - Scott J. Branch	☐	☐	03 - Diane L. Cooper	☐	☐
04 - John M. Fowler	☐	☐	05 - Steven Kass	☐	☐	06 - Sean M. O'Connor	☐	☐
07 - Eric Parthemore	☐	☐	08 - John Radziwill	☐	☐	09 - Dhamu R. Thamodaran	☐	☐

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐
3. To approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
4. To approve the proposed StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03KE8B

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 4, 2022

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — STONEX GROUP INC.

Notice of 2022 Annual Meeting of Shareholders

Hyatt Regency Orlando
9801 International Drive
Orlando, FL 32819

Proxy Solicited by Board of Directors for Annual Meeting on March 4, 2022

John Radziwill or Sean M. O'Connor, (the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of StoneX Group Inc. to be held on March 4, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.